                                                                   EXHIBIT 10.10

                 STANDBY AND WORKING CAPITAL FINANCING AGREEMENT

               This STANDBY AND WORKING CAPITAL FINANCING AGREEMENT, dated as of December 17, 1996, among CMG Funding Corp., a Delaware corporation, Continental Mortgage Group, L.C., a Utah limited liability company, CMG Funding Securities Corp., a Delaware corporation and ContiTrade Services L.L.C., a Delaware limited liability company.

               WHEREAS, the Borrower wishes to (i) secure a collateralized standby financing arrangement as a source of liquidity from the Lender and (ii) obtain a working capital financing arrangement as a source of working capital from the Lender and the Lender wishes to enter into such a standby financing arrangement and such a working capital financing arrangement subject to the terms and conditions set forth herein; and

               WHEREAS, the Residualholder is the wholly-owned subsidiary of the Borrower and may from time to time own various Residual Interests and I/O Interests; and

               WHEREAS, the Borrower intends to pledge the stock of the Residualholder as well as certain other of its assets from time to time to secure the standby financing arrangement.

               NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

               Unless otherwise specified, the following terms shall have the following meanings when used in this Standby Agreement:

        "Accrual Period" means, with respect to the initial Accrual Period, the period commencing on the date of the initial Funding Date and ending on the last day of the calendar month in which such initial Funding Date occurs and, with respect to any subsequent Accrual Period, the calendar month following the calendar month of the prior Accrual Period.

        "Advance" means any Collateralized Advance or Working Capital Advance.

        "Advance Balance" means, with respect to any Advance and any date of determination, the sum of (a) the outstanding principal balance of such Advance, determined as the difference between (i) the sum of all amounts of principal lent by the Lender to the Borrower with respect to such Advance through the close of the date of determination and (ii) the sum of all amounts of principal repaid by the Borrower with respect to such Advance through the close of the date prior to the date of determination, and (b) the interest accrued and unpaid on such Advance which is due and payable prior to such date of determination.

        "Advance Maturity Date" means, with respect to any Collateralized Advance, the date agreed upon in writing by the parties, or, in the absence of such an agreement, the earlier of (a) the first anniversary of the date on which the first Collateralized Advance is made or (b) the Advance Termination Date; provided, however, that if the Advance Maturity Date is determined pursuant to clause (a) above and if on any anniversary each of the conditions set forth in clauses (b) and (c) of Section 2.02 are satisfied, such Advance Maturity Date shall be extended for one year; provided, further, however, that in no event shall the Advance Maturity Date be extended beyond the Advance Termination Date.

        "Advance Termination Date" means the earliest to occur of (a) the date any Change of Control occurs, (b) December 17, 2001, or (c) the date of a declaration of acceleration by the Lender pursuant to Section 7.02.

        "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of the Borrower; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Aggregate Advance Balance" means, with respect to any date of determination, the aggregate amount of the outstanding Advance Balances, of all Advances as of such date.

        "Aggregate Available Collateralized Advance Amount" means, with respect to any date of determination, the amount equal to the product of (a) the Aggregate Financing Value of the Collateral on such date of determination and
(b) the difference between (i) one and (ii) Weighted Average Haircut.

        "Aggregate Cashflow" means with respect to any Accrual Period, the aggregate payments received in respect of all Residual Interests and I/O Interests owned by the Borrower or the Residualholder and pledged to the Lender under this Standby Agreement during such Accrual Period.

        "Aggregate Collateralized Advance Balance" means, with respect to any date of determination, the aggregate amount of the outstanding Advance Balances of all Collateralized Advances at such date.

        "Aggregate Financing Value" means the sum of all Financing Values set forth on the related Financing Value Schedules.

        "Aggregate Working Capital Advance Balance" means, with respect to any date of determination, the aggregate amount of the outstanding Advance Balance of all Working Capital Advances at such date.

        "Bonus Compensation" means with respect to any employee the amount by which the total compensation, excluding Fringe Benefits, for such employee during any year exceeds such employee's base salary.

        "Borrower" means CMGFC or CMLC.

        "Borrower Collateral" has the meaning as set forth Section 5.01.

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by Law or regulation to close, in the City of New York or the State of Utah.

        "Change of Control" means:

               (a) without the prior written consent of the Lender, the issuance, distribution, sale or transfer by the Borrower or by any Affiliate of the Borrower, including, without limitation, the Controlling Shareholders of the Borrower's capital stock or securities other than (i) the sale of the Borrower's common stock to the Lender occurring upon the exercise of the Conversion Privileges, (ii) the pledge of the Borrower's capital stock to the Lender, (iii) the transfer of the Borrower's capital stock for estate planning purposes or pursuant to a domestic relations settlement or order, (iv) the transfer of the Borrower's Common Stock pursuant to the Stock Option Plan for a price greater than or equal to the Share Fair Market Value, (v) pursuant to a buy/sell agreement solely among the borrower's existing shareholders, or
        (vi) the sale, transfer or issuance of no more than five (5%) percent of the Borrower's Common Stock (which percentage shall be determined on a cumulative basis together with all other sales, transfers or issuances of the Borrower's Common Stock under this clause (vi) from the date of this Agreement) at a price at least equal to Share Fair Market Value with the prior written consent of the Lender;

               (b) a sale or voluntary transfer or, in the aggregate, sales or voluntary transfers, of more than five per cent (5%) of the Borrower's assets (as set forth in the Borrower's most recently audited or unaudited financial statement) other than the sale of loans in the ordinary course of business, whether on a flow or pool basis; or

               (c) the resignation, termination or departure of John D. Fry or Terry L. Mott from the employ of the Borrower, or the reassignment of John D. Fry or Terry L. Mott to a position of significantly reduced responsibility within the Borrower.

        "CMGFC" means CMG Funding Corp., a Delaware corporation, or its successors.

        "CMLC" means Continental Mortgage Group, L.C., a Utah limited liability company, or its successors.

        "Collateral" means all Pledged Shares, Residual Interests and/or I/O Interests pledged hereunder, together with any and all proceeds thereof.

        "Collateralized Advance" means an amount of funds borrowed by the Borrower from the Lender pursuant to the provisions of Article II of this Standby Agreement, for which specific Collateral was pledged by the Borrower as security therefor.

        "Collateralized Loan" means the aggregate of the sums borrowed by the Borrower from the Lender pursuant to all Collateralized Advances which remain unpaid, together with accrued and unpaid interest thereon.

        "Collection Account" means the account established and maintained by the Lender in the name of the Lender for the collection of Aggregate Cashflows pursuant to the terms of this Standby Agreement.

        "Common Stock" means shares of the Common Stock of the Borrower, a class of capital stock of the Borrower which (i) possesses full voting rights, and
(ii) is the sole class which fully participates in the income and value of the Borrower.

        "Consolidated Tangible Equity" means the aggregate "assets" of the Borrower and its Subsidiaries less the aggregate "liabilities" of the Borrower and its Subsidiaries and all intangible assets, with the term "asset" having the meaning ascribed to such term by GAAP and the term "liability" being those obligations or liabilities of the Borrower and its Subsidiaries which, in accordance with GAAP, would be included in the liability side of the Borrower's balance sheet on a consolidated basis.

        "Controlling Shareholders" means each of John D. Fry and Terry L. Mott.

        "Conversion Privileges" means the rights which the Lender has pursuant to the terms of (i) the Subordinated Debt Agreement to convert to Preferred Stock of the Borrower and (ii) the Preferred Stock to convert to Common Stock of the Borrower.

        "Custodial Agreement" shall have the meaning assigned to it under the Purchase Agreement.

        "Default Rate" means the related Interest Rate plus 4.00%.

        "Determination Date" means, with respect to any Accrual Period, the second Business Day following the end of such Accrual Period.

        "Effective Advancing Value" means with respect to each item of Collateral the product of (a) the Financing Value of such item of Collateral and
(b) the difference between (i) one and (ii) the Haircut related to such item of Collateral; provided, however, for the purpose of this definition the Financing Value of an item of Collateral shall be zero with respect to a Residual Interest or an I/O Interest which was issued more than one year prior to the date of request of such Advance.

        "Event of Default" has the meaning set forth in Article VII hereof.

        "FHA" means the Federal Housing Administration.

        "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

        "Financing Value" means, on any Funding Date, the value of the related Residual Interests and/or I/O Interests as specified by Lender on the related Financing Value Schedule executed by the Borrower and the Lender prior to such Funding Date. On any date other than a Funding Date, "Financing Value" means the Market Value of the related Residual Interests and/or I/O Interests, as determined by the Lender in its sole discretion, including, but not limited to, revisions to the related Financing Value Schedule pursuant to Section 2.08 hereof. Although constituting a part of the Collateral, no independent Advance shall be made with respect to the Pledged Shares and the Pledged Shares do not have a Financing Value.

        "Financing Value Schedule" means, with respect to the related Residual Interests and/or I/O Interests, a schedule, substantially in the form attached hereto as Exhibit B, agreed to by the Borrower and the Lender prior to the initial Funding

Date, as such Financing Value Schedule may be amended from time to time by the Lender pursuant to Section 2.10 hereof, setting forth the Financing Value of the related Residual Interests and/or I/O Interests.

        "FNMA" means The Federal National Mortgage Association or any successor thereto.

        "Fringe Benefits" means the payment of premiums for health insurance, life insurance, workman's compensation, disability insurance and the payment of payroll taxes for social security and Medicare.

        "Funding Date" means, with respect to any Advance, the date on which such Advance is made.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Haircut" means (a), with respect to any I/O Interest, 0.35, and (b) with respect to any Residual Interest, 0.35.

        "HUD" means the United States Department of Housing and Urban
Development.

        "Indemnified Party" has the meaning ascribed thereto in Article 6 of this Standby Agreement.

        "Interest Rate" means, with respect to any Collateralized Advance and any Accrual Period, LIBOR on the related LIBOR Reset Date plus 5.00%; and with respect to any Working Capital Advance and any Accrual Period, LIBOR on the related LIBOR Reset Date plus 4.50%.

        "I/O Interest" means the certificate or certificates, rated in one of the two highest categories by Moody's Investors Service, Inc., Standard and Poor's Corporation or any other nationally recognized statistical rating agency, representing the interest-only interest or interests in one or more securitized mortgage pools of Securitizable Mortgage Loans, with the prior written permission of the Lender as to such interest or interests, originated by the Borrower which shall have been rated in one of the two highest categories by any of such rating agencies and sold by, through or to the Lender or one of its Affiliates in a public offering or private placement.

        "Investment Banking Services Agreement" means the Investment Banking Services Agreement, dated as of December 17, 1996, among the Borrower, the Lender and ContiFinancial Services Corporation, as may be amended from time to time pursuant to the terms thereof.

        "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

        "Lender" means ContiTrade Services L.L.C., a Delaware limited liability company, its successors in interest and its permitted assigns.

        "Letter Agreement" means the Letter Agreement, dated as of December 17, 1996, of the Controlling Shareholders to the Lender.

        "LIBOR" means, as of 11:00 a.m. London time on any date of determination, the 30 day London Interbank Offering Rate as of such date, as indicated on page number 3750 of the Telerate Service. If LIBOR cannot be so determined, then LIBOR shall mean the rate so quoted on such date and time by the London branch of Union Bank of Switzerland.

        "LIBOR Reset Date" means, with respect to any Accrual Period, unless otherwise agreed to, the Business Day immediately preceding the start of such Accrual Period, provided that if such Business Day is not a London Business Day, then the London Business Day immediately preceding such Business Day.

        "Loan" means any Collateralized Loan or any Working Capital Loan.

        "London Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by Law or regulation to close, in The City of London.

        "Market Value" means, with respect to any item of Collateral on any date of determination in respect of an Advance, the market value of the related item of Collateral, as determined by the Lender in its sole discretion, and taking into account (a) the performance of such item of Collateral; (b) the performance of the assets which underlie such item of Collateral; (c) general industry and overall economic conditions; (d) current interest rates; (e) availability, likelihood or commitment (if applicable) of purchasers; and (f) such other considerations as reasonably appropriate in the circumstances.

        "Material Change" means, with respect to the Securitizable Mortgage Loan Underwriting Guidelines, any change to such guidelines other than a change (i) correcting typographical errors, spelling, grammar or punctuation in such guidelines or (ii) modifying such guidelines provided that such modification does not lower the quality of the loans underwritten pursuant thereto.

        "Maximum Collateralized Advance Aggregate Amount" means $0 (however, solely with respect to Working Capital Advances, $400,000) until the Closing of all of the Significant Documents and $10,000,000 thereafter.

        "Maximum Working Capital Advance Aggregate Amount" means $400,000 until the Closing of all of the Significant Documents, and $2,000,000 thereafter.

        "Merger Agreement" means the Merger Agreement and Plan of Reorganization dated as of December 16, 1996 by and between Continental Mortgage Group, L.C. and the Borrower.

        "Monetary Default" means:

               (a) a failure to pay interest due on any Payment Date as required by Section 2.05 of this Standby Agreement;

               (b) a failure to pay any amount due on any date as required by Sections 2.06 and 2.07 of this Standby Agreement;

               (c) a breach of the covenant set forth in Section 4.01(a), 4.01(b)(i) or 4.01(v) of this Standby Agreement;

               (d) a failure by the Borrower to pay any Taxes and a failure to reimburse the Lender for any losses due to Taxes as required by
               Section 8.04 of this Standby Agreement; and/or

               (e) a breach of any of the representations or warranties set forth in Section 3.01 or Section 3.02 herein which causes the Borrower to be unable to make any payments due under this Standby Agreement.

        "New York UCC" means the Uniform Commercial Code of the State of New
York.

        "Non-Monetary Default" means:

               (a) a breach of any of the representations and warranties set forth in Section 3.01 or 3.02 of this Standby Agreement;

               (b) a breach of any of the covenants set forth in Section 4.01, 4.02, 4.03 or 4.04 of this Standby Agreement (other than the covenant set forth in Section 4.01(a), 4.01(b)(i) or 4.01(v); and/or

               (c) a breach of any of the representations, warranties or covenants contained in the Significant Documents other than one which constitutes a Non-Monetary Default as so defined in clauses (a) or (b) of the definition thereof under the Subordinated Debt Agreement.

        "Payment Date" means, with respect to any Accrual Period, the later to occur of (a) the fifth calendar day of the month following the month in which such Accrual Period ends, provided that if such day is not a Business Day, then the Business Day immediately following such day, or (b) the second Business Day immediately following the related Determination Date.

        "Person" means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

        "Pledged Shares" means one hundred percent of the outstanding common stock of the Residualholder.

        "Preferred Stock" means shares of the Class A Preferred Stock of the Borrower, a class of capital stock of the Borrower which (i) possesses full voting rights, and (ii) is the sole class preferred as to the payment of dividends and payment upon liquidation.

        "Preferred Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of December 17, 1996, between CMGFC and ContiFinancial Corporation.

        "Purchase Agreement" means the Purchase and Sale Agreement, dated as of December 17, 1996 between the Lender and CMGFC, as may be amended from time to time pursuant to the terms thereof.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 17, 1996 between CMGFC and the Lender, as may be amended from time to time pursuant to the terms thereof.

        "REMIC" means Real Estate Mortgage Investment Conduit.

        "Residual Interest" means the certificate or certificates representing the residual interest in a securitized mortgage pool of Securitizable Mortgage Loans, with the prior written permission of the Lender as to such interest or interests, originated by the Borrower and at least one class of the certificates relating to such pool shall have been rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard and Poor's Corporation or any other nationally recognized statistical rating agency and sold by, through or to the Lender or one of its Affiliates in a public offering or private placement.

        "Residualholder" means CMG Funding Securities Corp., a Delaware corporation, and its successors.

        "Residualholder Collateral" has the meaning as set forth Section 5.01.

        "Secured Note" means any secured promissory note evidencing the related Loan, in the form attached hereto as Exhibit A-1 or Exhibit A-2.

        "Securitizable Mortgage Loan" means a mortgage loan originated pursuant to, and which complies with, the Securitizable Mortgage Loan Underwriting Guidelines and is security for a Collateralized Advance hereunder.

        "Securitizable Mortgage Loan Underwriting Guidelines" means the underwriting guidelines for Securitizable Mortgage Loans attached hereto as Exhibit D, as may be amended from time to time by the Borrower and, with respect to any Material Changes, after obtaining the Lender's prior written consent regarding such Material Changes.

        "Securitization" means the securitization of mortgages with ContiFinancial Services Corporation as lead or sole underwriter or placement agent.

        "Senior Officers" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Controller, the President, the Executive Vice President, the Senior Vice President for Administration, the Senior Vice President for Secondary Marketing, the Senior Vice President for Retail Production, the Senior Vice President Wholesale Production, and any other Senior Vice President of the Borrower and any other Person who performs similar policy-making functions for the Borrower on a regular basis.

        "Servicing Agreement" means the Servicing Agreement dated as of December 17, 1996 among CMGFC, ContiMortgage Corporation and Wells Fargo Bank, as may be amended from time to time pursuant to the terms thereof.

        "Share Fair Market Value" means, as of any date of determination, a price per share of Common Stock determined by dividing (x) the product of (i) the pretax profits of the Borrower for the twelve (12) month period ended as of the most recent fiscal quarter and (ii) five (5) by (y) the number of shares of Common Stock outstanding on the date of grant (on a fully diluted basis assuming the conversion of all convertible securities of the Borrower and the exercise of all options to purchase the Common Stock or other securities of the Borrower which have been granted); provided, however in no event shall such price per share be less than $3.96 per share of Common Stock.

        "Significant Documents" means this Standby Agreement, the Purchase Agreement, the Subordinated Debt Agreement, the Registration Rights Agreement, the Investment Banking Services Agreement, the Secured Notes under both this Standby Agreement and the Subordinated Debt Agreement, the Letter Agreement, the Preferred Stock Purchase Agreement, the Custodial Agreement, the Merger Agreement and the Servicing Agreement.

        "Standby Agreement" means this Standby Financing and Working Capital Agreement dated as of December 17, 1996 among the Borrower, the Lender and the Residualholder, as may be amended from time to time pursuant to the terms hereof.

        "Stock Option Plan" means the employee stock option plan of the Borrower which appears as Exhibit F hereto and which has been approved by the management of the Borrower and by the Lender.

        "Subordinated Debt Agreement" means the Subordinated Debt Agreement dated as of December 17, 1996 between CMGFC and the Lender, as may be amended from time to time pursuant to the terms hereof.

        "Subsidiaries" means those entities in which any Person has an ownership interest sufficient to cause the assets and liabilities of such entities to be consolidated with those of such Person in the preparation of a consolidated balance sheet of such Person in accordance with GAAP.

        "Weighted Average Haircut" means the weighted average of the related Haircut for all Collateral securing Collateralized Advances financed hereunder weighted in proportion to the Financing Value of each item of Collateral.

        "Working Capital Advance" means an amount of funds borrowed by the Borrower pursuant to the provisions of Section 2.04 of this Standby Agreement, which is secured through the grant to the Lender by the Borrower of a general security interest in the assets of the Borrower.

        "Working Capital Advance Maturity Date" means, with respect to any Working Capital Advance, the date agreed upon in writing by the parties, or, in the absence of such an agreement, the earlier of (a) the first anniversary of such Working Capital Advance, (b) the Advance Termination Date or (c) the Working Capital Advance Termination Date.

        "Working Capital Advance Termination Date" means the later to occur of
(i) the first anniversary of the date of this Standby Agreement, or (ii) the second anniversary of the date of this Standby Agreement following the Lender's most recent notice of renewal of the working capital component of this Standby Agreement pursuant to Section 2.12 hereof, if any.

        "Working Capital Loan" means the aggregate of the sums borrowed by the Borrower from the Lender pursuant to all Working Capital Advances which remain unrepaid, together with accrued and unpaid interest thereon.


                                   ARTICLE II.

                      STANDBY AND WORKING CAPITAL FACILITY

               Section 2.01. General Advance Requirements. (a) From time to time pursuant to the terms of this Standby Agreement, the Borrower may request to borrow Advances from the Lender. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured Note is secured by the Collateral, the Borrower Collateral and the Residualholder Collateral, the obligations of the Borrower under the Secured Note are recourse obligations of the Borrower. The Borrower shall not request an Advance from the Lender with an initial Advance Balance less than $250,000.

               (b) The Lender shall be obligated to make each such Advance not more than five Business Days following the date of receipt by the Lender of a written notification of such Advance from the Borrower, substantially in the form of (i) Exhibit E-2 for Working Capital Advances and (ii) Exhibit

E-1 for Collateralized Advances and satisfaction of the requirements of Section 2.02.

               (c) An Advance hereunder may only be requested if the proceeds thereof are to be used for one or more of the purposes set forth on Schedule I hereto.

               Section 2.02. Advance Conditions Precedent. With respect to each proposed Advance the following conditions precedent shall have been met as of the related Funding Date of such Advance:

               (a) with respect to the initial Advance made hereunder, the Borrower shall have executed the Significant Documents;

               (b) all of the representations and warranties of the Borrower and the Residualholder in this Standby Agreement shall be true and correct in all material respects as of such Funding Date;

               (c) neither a Monetary Default nor a Non-Monetary Default shall have occurred and be continuing and no Event of Default shall have occurred;

               (d) the Borrower shall have delivered to the Lender (i) the certificate or certificates evidencing the Collateral, each with all necessary stock or bond powers or transfer instruments executed in blank by the appropriate representatives of the Borrower, (ii) such other documents as the Lender shall deem necessary or convenient to perfect its first priority security interest in such Collateral, including, without limitation, the filing or amendment of all necessary UCC Statements in all applicable jurisdictions and any signature guarantees and (iii) such other documents as the Lender shall deem necessary or convenient to perfect its security interest in the Borrower Collateral and the Residualholder Collateral including, without limitation the filing or amendment of all necessary UCC Statements in all applicable jurisdictions and any signature guarantees;

               (e) the Borrower has obtained the Lender's prior written approval of the related servicer and the related trustee employed in the securitization which issued the Residual Interest or I/O Interest which is to serve as Collateral for the requested Advance; and

               (f) the Borrower shall have delivered the Pledged Shares together with appropriate stock powers to the Lender (or the Lender's designee).

               Section 2.03.Collateralized Advance Requirements.

               (a) the Lender's obligation to make Collateralized Advances to the Borrower shall terminate on the Advance Termination Date.

               (b) In no event shall any Collateralized Advance be made which would cause the sum of (i) the Aggregate Collateralized Advance Balance and (ii) the Aggregate Working Capital Advance Balance to exceed the Maximum Collateralized Advance Aggregate Amount.

               (c) Each Collateralized Advance on the related Funding Date shall be for an amount equal to the lowest of:

                    (i)  the amount requested by the Borrower on such Funding
        Date;

                   (ii) the sum of the Effective Advancing Values for each item of Collateral pledged to collateralize such Advance; or

                  (iii) the amount by which (A) Aggregate Available Collateralized Advance Amount on such Funding Date exceeds (B) the sum of (x) the Aggregate Collateralized Advance Balance and (y) the Aggregate Working Capital Advance
        Balance, if any.

               Section 2.04.Working Capital Advance Requirements.

               (a) The Lender's obligation to make Working Capital Advances to the Borrower shall terminate on the Working Capital Advance Termination Date.

               (b) In no event shall any Working Capital Advance be made which would cause the Aggregate Working Capital Advance Balance to exceed the Maximum Working Capital Advance Aggregate Amount.

               (c) In no event shall any Working Capital Advance be made which would cause the sum of the (i) the Aggregate Working Capital Advance Balance and
(ii) the Aggregate

Collateralized Advance Balance to exceed the Maximum Collateralized Advance Aggregate Amount.

               (d) Prior to requesting a Working Capital Request hereunder during any calendar year, the Borrower shall have delivered to the Lender an annual operating and capital budget in full compliance with Section 4.01(t) for such calendar year.

               Section 2.05.Interest Payments. (a) Interest shall accrue daily on each day during each Accrual Period on each Advance from and including the Funding Date of such Advance at a rate equal to the product of (i) 1/360, (ii) the related Interest Rate, and (iii) the related Advance Balance for such Advance on such day. With respect to each Accrual Period, the Lender shall notify the Borrower on the related Determination Date of the amount of interest which accrued on the Loan during such Accrual Period and such accrued interest shall be due and payable on the related Payment Date. The Lender's failure to notify the Borrower of the accrued interest due on any Determination Date shall not affect the Borrower's obligation to pay the interest due on the related Payment Date.

               (b) If any payment with respect to any Advance which is due under the terms of this Standby Agreement is not paid when due, then commencing on the day such payment is not made and continuing until the day such payment is finally made, all interest payments under this Standby Agreement shall use the Default Rate rather than the Interest Rate to calculate the interest which is to be paid under this Standby Agreement.

               (c) It is intended that the rate of interest on any Advance hereunder shall never exceed the maximum rate, if any, which may be legally charged on this Loan, and if the provisions for interest hereunder would result in a rate higher than such maximum rate, interest shall nevertheless be limited to such maximum rate and any amounts which may be paid toward interest in excess of such maximum rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

               Section 2.06.Collateralized Advance Principal Payments. (a) Each Collateralized Advance shall mature and the related Advance Balance shall be due and payable, together with all interest accrued and unpaid thereon, on the related Advance Maturity Date.

               (b) In the event that any Advance Balance is not repaid in full on the related Advance Maturity Date, the Aggregate Advance Balance shall immediately become due and payable and the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the New York UCC.

               (c) If on any date the amount of (i) the Aggregate Collateralized Advance Balance is greater than (ii) the Aggregate Available Collateralized Advance Amount on such date, then the Borrower shall, within two Business Days after receiving notice thereof from the Lender, prepay the related Loan in an amount necessary to reduce the amount of the Aggregate Collateralized Advance Balance to the Aggregate Available Collateralized Advance Amount.

               (d) If no Working Capital Advances remain outstanding, the Borrower may at any time voluntarily prepay all or any part of any Collateralized Advance from its own funds; provided that if such prepayment is not made on a Payment Date the amount of prepayment must be $50,000 or greater.

               (e) If at any time during the term of this Standby Agreement, the Borrower shall effect a public sale of any of its capital stock, then within thirty days of the initial issuance of such capital stock to the public, the Borrower shall prepay all amounts due hereunder; provided, however, that if the underwriter of such public sale of capital stock reasonably believes that such prepayment will make a public sale impossible, then the Borrower shall prepay the largest amount the underwriter reasonably believes will not adversely affect such public sale.

               Section 2.07. Working Capital Advance Principal Payments. (a) Each Working Capital Advance shall mature and the related Advance Balance shall be due and payable, together with all interest accrued and unpaid thereon, on the related Working Capital Advance Maturity Date.

               (b) The Borrower may at any time voluntarily prepay any Working Capital Advance from its own funds; provided that if such prepayment is not made on a Payment Date the amount of prepayment must be $50,000 or greater.

               (c) If at any time during the term of this Standby Agreement, the Borrower shall effect a public sale of any of its capital stock, then within thirty days of the initial issuance of such capital stock to the public the Borrower shall prepay no less than 100% of the outstanding Advance Balance of all of the Working Capital Advances.

               (d) In the event that any Advance Balance of Working Capital Advance is not repaid in full on the related Working Capital Advance Maturity Date, the Aggregate Advance Balance shall immediately become due and payable and the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the New York UCC.

               Section 2.08.Collateral. (a) The Borrower and the Residualholder shall deliver to the Lender, no later than on the Funding Date of any Collateralized Advance, the related Collateral, which the Lender shall hold pursuant to the terms of this Standby Agreement.

               (b) The Borrower and the Residualholder each hereby pledges all of its right, title, and interest in and to, and grants a first lien and security interest in, the Collateral to the Lender to secure (i) first, the repayment of principal and interest on any Advance and all other amounts owing to the Lender pursuant to this Standby Agreement, and (ii) second, the repayment of any amounts owing to the Lender pursuant to the Purchase Agreement.

               (c) As additional security for its obligations hereunder, the Borrower and the Residualholder hereby assigns to the Lender all its right, title and interest in any distributions it is entitled to receive in respect of any Collateral pledged hereunder or pursuant to the Purchase Agreement. The Borrower and the Residualholder agree to execute any and all documents requested by the Lender to evidence the assignment of the right to receive such distributions and to take all actions necessary to effectuate any assignment made pursuant to this subsection. All amounts received in respect of such assignment shall be immediately deposited into the Collection Account. With respect to any Accrual Period, the related Aggregate Cashflow shall be applied to make payments on the Loans on the related Payment Date pursuant to the terms of this Standby Agreement, in the manner described in Section 2.09.

               (d) The Borrower hereby authorizes the Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact, without requiring the Lender, to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted shall only be effective during the occurrence and continuance of any Event of Default hereunder.

               Section 2.09. Information. The Borrower shall deliver to the Lender, with respect to each securitized pool of mortgage loans, underlying any Collateral; (i) any report relating to such pool, including, without limitation, any trustee's report; (ii) any notice of transfer of servicing; (iii) monthly reports detailing the delinquency, loss, prepayment and foreclosure experience of each such pool; (iv) any public document filed with any regulatory body or agency; and (v) any other such document or information as the Lender may request from time to time.

               Section 2.10. Collateral Valuation. The Lender, in its sole discretion, shall have the right to change (a) the assumptions with respect to the valuation of the Collateral, and (b) the valuation of Collateral set forth on the Financing Value Schedule, in order to reflect actual Collateral performance and actual changes in facts affecting the Collateral performance and market value.

               Section 2.11. Application of Payments.

               Any payment made under this Standby Agreement from funds which comprise the Aggregate Cashflow shall, unless otherwise specified herein, be applied (i) first, to pay any unpaid fees, costs, expenses or obligations (A) which arise hereunder, (B) which are to be paid by the Borrower, and (C) which are due and payable, (ii) second, to pay any accrued and unpaid interest on the related Advances pursuant to Section 2.05 which is due and payable on or prior to the date of such payment, (iii) third, to make required principal payments on the related Collateralized Advances pursuant to Section 2.06(c) and (e) which are due and payable on or prior to the date of such payment, and (iv) fourth, to reduce the outstanding principal balance of the Working Capital Advances to the date of such payment, and (v) finally, to reduce the outstanding principal balance of the Collateralized Advances.

Any payment made under this Standby Agreement from funds other than from the Aggregate Cashflow shall, unless otherwise specified herein, be applied (i) first, to pay any unpaid fees, costs, expenses or obligations (A) which arise hereunder, (B) which are to be paid by the Borrower, and (C) which are due and payable, (ii) second, to pay any accrued and unpaid interest on the related Advances pursuant to Section 2.05 which is due and payable on or prior to the date of such payment, (iii) third, to make required principal payments on the related Working Capital Advances pursuant to Section 2.07 which are due and payable on or prior to the date of such payment, (iv) fourth, to make required principal payments on the related Collateralized Advances pursuant to Section 2.06(c) and (e) which are due and payable on or prior to the date of such payment, (v) fifth, to reduce the outstanding principal balance of the Working Capital Advances, and (vi) finally, to reduce the outstanding principal balance of the Collateralized Advances.


               Section 2.12. Renewal Notice. The Lender shall give the Borrower at least ninety (90) days prior written notice of its respective intention to renew or not renew the standby facility component or the working capital component of this Standby Agreement, as the case may be, prior to the scheduled expiration date of such component. If the standby facility component or the working capital component of this Standby Agreement are not renewed prior to their respective scheduled expiration dates, then each such component that was not renewed shall automatically expire.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

        Section 3.01. Representations and Warranties of the Borrower. (a) The Borrower hereby makes the following representations and warranties, as of the date of this Standby Agreement and as of each Funding Date:

                    (i) the Borrower has been duly organized and is validly existing as a corporation under the Laws of the State of Delaware;

                   (ii) the Borrower is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable Laws, rules and regulations;

                  (iii) the Borrower has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral and the Borrower has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, the Significant Documents;

                   (iv) the Borrower is able to meet its obligations when they become due and is not in default (beyond any applicable cure period) under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution and delivery by the Borrower of the Significant Documents will not result in any violation of any such mortgage, instrument or agreement to which the Borrower is a party or by which its property is bound;

                    (v) (A) all audited and unaudited financial statements, budgets and certificates of the Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities, contingent or otherwise, or other facts relevant to the condition of the Borrower; and (B) all such audited financial statements have been prepared in accordance with GAAP;

                   (vi) no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution, delivery and performance by the Borrower of the Significant Documents;

                 (vii) there is no action, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Significant Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Significant Documents, or (C) which might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, any of the Significant Documents;

                 (viii) since the date of this Standby Agreement, there has been no material adverse change in the business, operations, financial condition, properties or business plan of the Borrower, taken as a whole;

                   (ix) the information provided by the Borrower in each Financing Value Schedule is true and complete as of the date of the related Advance;

                    (x) the person or persons signatory to this Standby Agreement and any document executed pursuant to it on behalf of the Borrower have full power and authority to bind the Borrower;

                   (xi) each of the Significant Documents has been duly authorized and executed by the Borrower and is a legal, valid and binding agreement and is enforceable against the Borrower in accordance with its terms;

                  (xii) the execution, delivery and performance of any of the Significant Documents, and the exhibits attached thereto, if any, and the other documents contemplated herein, and the performance by it of all transactions contemplated herein and therein, (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Borrower, (B) will not violate any provision of the Certificate of Incorporation or Bylaws of the Borrower, (C) does not conflict with any term or provision of any other agreement to which the Borrower is a party, and (D) will not cause a breach of any applicable federal, state or municipal governmental Law or regulations, or any order, judgment, writ, award, injunction or decree of any court or Governmental Authority which is binding upon the Borrower;

                 (xiii) the Borrower has not pledged any of its capital stock to any entity or person;

                  (xiv) neither the Borrower nor any Affiliate of the Borrower is involved in the day-to-day management of the Residualholder;

               (xv) there has been no (A) filing against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which the Borrower fails to secure dismissal within 60 days of such filing, or (B) commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Borrower to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by the Borrower of any general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower in furtherance of any of the foregoing.

                  (xvi) neither the Borrower nor any Affiliate of the Borrower
        (A) pays the Residualholder's expenses; (B) guarantees the Residualholder's obligations, or (C) advances funds to the Residualholder for the payment of expenses or otherwise (other than additional contributions of capital);

                 (xvii) all business correspondence of the Borrower and other communications are conducted in the Borrower's own name, on its own stationery and through a separately-listed telephone number;

                (xviii) the Borrower does not act as agent for the Residualholder, but instead presents itself to the public as a corporation separate from the Residualholder;

                  (xix) all representations and warranties made pursuant to this Standby Agreement and any Significant Documents are and will be true and correct at the time when made and at all times thereafter under this Standby Agreement and any Significant Documents or, if limited to a specific date, as of the date to which they refer;

               (xx) to the knowledge of the Borrower, all written information and documents or copies of documents furnished to the Lender pursuant to or in connection with this Standby Agreement and any Significant Documents are and will be true and correct in all material respects at the time when made and at all times thereafter under this Standby Agreement and any Significant Documents or, if limited to a specific date, as of the date to which they refer;

               (xxi) Immediately after the pledge, assignment and transfer to the Lender as herein contemplated, all necessary action will have been taken to grant a valid and enforceable first priority perfected security interest in the Collateral, the Borrower Collateral, and the Residualholder Collateral (including the filing or amendment of UCC Statements in all applicable jurisdictions, if necessary) free and clear of all liens and encumbrances, except for those subsequent liens which, by operation of law take priority over a previously perfected security interest; and

               (xxii) The Borrower has not originated title I home improvement loans during any immediately preceding three consecutive calendar month period such that such loans represents more than 49% of all loans which the Borrower originated during such three calendar month period, determined on the basis of the initial principal balances of the loans.

               (b) The Borrower agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof and Section 3.02(a) below (i) is material and being relied upon by the Lender, (ii) is true in all respects as of the date of this Standby Agreement, and (iii) shall survive the execution, termination and expiration of this Standby Agreement.

        Section 3.02. Representations and Warranties of the Residualholder. (a) the Residualholder hereby makes the following representations and warranties as of the date of this Standby Agreement:

                    (i) the Residualholder has been duly organized and is validly existing as a corporation under the Laws of the State of Delaware;

                   (ii) the Residualholder has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Standby Agreement to be performed by it;

                  (iii) no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution and delivery by the Residualholder of this Standby Agreement;

                   (iv) the person or persons signatory to this Standby Agreement and any document executed pursuant to it on behalf of the Residualholder have full power and authority to bind the Residualholder;

                    (v) this Standby Agreement is valid, binding and enforceable against the Residualholder in accordance with its terms;

                   (vi) the execution, delivery and performance of this Standby Agreement, and the exhibits attached hereto and the other documents contemplated herein to which the Residualholder is a party, and the performance by the Residualholder of all transactions contemplated herein and therein (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Residualholder, (B) will not violate any provision of the Certificate of Incorporation or Bylaws of the Residualholder, and (C) will not cause a breach of any applicable federal, state or municipal governmental Law or regulations, or any order, judgment, writ, award, injunction or decree of any court or Governmental Authority which is binding upon the Residualholder;

                  (vii) the Residualholder is a limited purpose corporation whose activities are restricted in its Certificate of Incorporation;

                 (viii) the Residualholder shall at all times have at least one independent director and officer, both of which positions may be held by the same person.

                   (ix) the Residualholder is not involved in the day-to-day management of the Borrower;

                    (x) other than the payment of dividends, the return of capital and additional contributions to capital by the Borrower, the Residualholder engages in no intercorporate transactions with the Borrower or any Affiliate of the Borrower;

                   (xi) the financial statements and books and records of the Residualholder and the Borrower reflect the separate corporate existence of the Residualholder;

                  (xii) the Residualholder maintains separate corporate records and books of account from the Borrower, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Borrower;

                 (xiii) the Residualholder maintains its assets separately from the assets of the Borrower and any Affiliate of the Borrower (including through the maintenance of separate bank accounts), the Residualholder's funds and assets, and records relating thereto, have not been and are not commingled with those of the Borrower or any Affiliate of the Borrower and the separate creditors of the Residualholder are entitled to be satisfied out of the Residualholder's assets prior to any value in the Residualholder becoming available to the Residualholder's equityholders;

                  (xiv) the Residualholder does not (A) pay the expenses of the Borrower or any Affiliate of the Borrower, (B) guarantee the obligations of any other

        Person, or (C) advance funds to the Borrower or any Affiliate of the Borrower;

                   (xv) all business correspondence of the Residualholder and other communications are conducted in the Residualholder's own name, on its own stationery and through a separately-listed telephone number;

                  (xvi) the Residualholder does not act as agent for the Borrower, but instead presents itself to the public as a corporation separate from the Borrower;

                 (xvii) the Residualholder has no debt and has not and will not incur any indebtedness, except for operating expenses and dividends declared and unpaid;

               (xviii) Immediately after the pledge, assignment and transfer to the Lender as herein contemplated, all necessary action will have been taken to grant a valid and enforceable first priority perfected security interest in the Collateral (including the filing or amendment of UCC Statements in all applicable jurisdictions, if necessary) free and clear of all liens and encumbrances, except for those subsequent liens which, by operation of law take priority over a previously perfected security interest;

               (xix) all representations and warranties made pursuant to this Standby Agreement and any Significant Documents are and will be true and correct at the time when made and at all times thereafter under this Standby Agreement and any Significant Documents or if limited to a specific date, as of the date to which they refer; and

               (xx) to the knowledge of the Residualholder, all written information and documents or copies of documents furnished to the Lender pursuant to or in connection with this Standby Agreement and any Significant Documents are and will be true and correct in all material respects at the time when made and at all times thereafter under this Standby Agreement and any Significant Documents or, if limited to a specific date, as of the date to which they refer.

               (b) the Residualholder agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Lender, (ii) is true in all respects as of the date of this Standby Agreement, and (iii) shall survive the execution, termination and expiration of this Standby Agreement.

        Section 3.03. Representations and Warranties of the Lender. (a) The Lender hereby makes the following representations and warranties as of the date of this Standby Agreement:

                    (i) the Lender has been duly organized and is validly existing as a limited liability company under the Laws of the State of Delaware;

                   (ii) the Lender has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Standby Agreement to be performed by it;

                  (iii) no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution and delivery by the Lender of this Standby Agreement;

                   (iv) the person or persons signatory to this Standby Agreement and any document executed pursuant to it on behalf of the Lender have full power and authority to bind the Lender;

                    (v) this Standby Agreement is valid, binding and enforceable against the Lender in accordance with its terms; and

                   (vi) the execution, delivery and performance of this Standby Agreement, and the exhibits attached hereto and the other documents contemplated herein to which the Lender is a party, and the performance by the Lender of all transactions contemplated herein and therein (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Lender, (B) will not violate any provision of the Articles of Organization of the Lender, (C) does not conflict with any term or provision of any other agreement to which the Lender is a party, and (D) will not cause a breach of any applicable federal, state or municipal governmental Law or regulations, or any order, judgment, writ, award, injunction or decree of any court or Governmental Authority which is binding upon the Lender.

               (b) The Lender agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Borrower, (ii) is true in all respects as of the date of this Standby Agreement, and (iii) shall survive the execution and termination of this Standby Agreement.


                                   ARTICLE IV.

                            COVENANTS OF THE BORROWER

               Section 4.01.Affirmative Covenants of the Borrower. The Borrower covenants and agrees with the Lender as follows:

               (a) the Borrower shall timely make any payment of interest or principal or any other sum, which has become due whether by acceleration or otherwise (including the failure to make a mandatory prepayment), under the terms of this Standby Agreement and the Secured Note and under any other document evidencing or securing indebtedness of the Borrower to the Lender or any of its Affiliates;

               (b) The Borrower shall on each Payment Date, as long as any principal or interest amount is outstanding on the Loans, (i) make a prepayment on the Loans to the extent of the funds available from the Aggregate Cashflow for the immediately preceding Accrual Period in accordance with the provisions of Sections 2.06(c) and 2.11 and (ii) deliver a completed certificate, executed by the President of the Borrower which states the current assets to current liabilities ratio of the Borrower under GAAP for such month;

               (c) the Borrower will notify the Lender in writing of any of the following within three Business Days after a responsible officer of the Borrower learns of the occurrence thereof, but in no event later than ten Business Days following the occurrence thereof, describing the same and, if applicable, further notifying the Lender, within four Business

Days after learning of the occurrence thereof, of any remedial steps being taken with respect thereto:

                   (i) the occurrence or likelihood of occurrence of an Event of Default hereunder;

                   (ii) the institution of any litigation, arbitration proceeding or governmental proceeding with the amount in contest being greater than $200,000 in the aggregate;

                  (iii) the entry of any judgment or decree against the Borrower if the aggregate amount of all judgments and decrees then outstanding against the Borrower exceeds $50,000 after deducting (i) the amount with respect to which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which the Borrower is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Lender; or

                   (iv) an event of default under any material agreement of the Borrower if such event of default would materially and adversely affect the condition (financial or otherwise) or the operation of the Borrower or its assets or would materially and adversely affect the performance of its obligations and duties hereunder;

               (d) in the event of a filing against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar Laws of the United States or any state or territory thereof or of any foreign jurisdiction or there shall be appointed a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Borrower or any substantial part of the property of either or the ordering of the winding-up or liquidation of either party's affairs, dismissal of such filing, appointment or order shall be secured within 30 days of such filing;

               (e) the Borrower shall maintain Consolidated Tangible Equity at an amount greater than (i) $1,000,000 from the date of execution of this Standby Agreement through the calendar year ending on December 31, 1997, (ii) $1,500,000 during the calendar year ending on December 31, 1998, and (iii) $2,000,000 at all times thereafter;

               (f) less than 10% of (i) the aggregate outstanding principal balance of all loans serviced by the Borrower or (ii) the aggregate outstanding principal balance of any pool of mortgage loans originated and/or purchased by the Borrower and subsequently securitized is contractually delinquent for 91 or more days;

               (g) (i) the Borrower shall, promptly upon preparation, but in no event later than 60 days following the end of its first three fiscal quarters, deliver to the Lender its unaudited company-prepared consolidated and consolidating financial statements as of the end of such fiscal quarter, prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower; (ii) the Borrower shall, promptly upon preparation, but in no event later than 90 days following the end of its fourth fiscal quarter, deliver to the Lender (A) its audited and certified consolidated and consolidating financial statements, including the consolidated and consolidating balance sheets of the Borrower and the related statements of income and cash flows and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied, as of the end of the most recently ended fiscal year, (B) the annual report, furnished by a firm of independent public accountants, of the examination, which has been conducted in compliance with the Uniform Single Audit Program for Mortgage Bankers, of the Borrower's servicing performance and (C) a certificate from the accountants preparing the Borrower's audited financial statements stating that in the course of preparing the audited financial statements nothing came to their attention indicating that the Borrower was not in compliance with the terms of this Standby Agreement; (iii) beginning with the audit and certification for the fiscal year ended September 30, 1997, audits and certifications shall each be prepared by a nationally recognized independent accounting firm and reasonably acceptable to the Lender; (iv) in all cases, consolidated and consolidating financial statements shall include, without limitation, balance sheets, profit and loss statements and statements of cash flows; and (v) notwithstanding anything in this Standby Agreement to the contrary, if (A) the audited and certified financial statements described in the immediately preceding sentence are not delivered within 90 days, as the case may be, (B) such financial statement delivery delay is through no fault of the Borrower, and (C) the Borrower provides the Lender with a notice specifying the reason for the delay and a date, within a reasonable time period (as determined by the Lender), on which such financial statements will be delivered and they are so delivered; then failure to deliver such financial statements within 90 days, as the case may be, shall not be deemed to be an Event of Default for purposes of this Standby Agreement;

               (h) the Borrower shall in writing, promptly upon a responsible officer of the Borrower learning of any breach of any representation, warranty, covenant or material obligation under this Standby Agreement, notify the Lender thereof;

               (i) as requested by the Lender by written notice from time to time, the Borrower shall, promptly upon filing, deliver to the Lender such requested copies of all public filings made by the Borrower with any Governmental Authority or quasi-governmental body;

               (j) the Borrower shall comply with all Laws, ordinances, governmental rules and regulations to which the Borrower is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations from, give all such notices promptly to, register, enroll or file promptly all such agreements, instruments or documents required by applicable Laws with, and promptly take all such other legally required action with respect to, any Governmental Authority or regulatory authority, agency or official, as is required under any provision of any applicable Law and that it is necessary (i) for the continued operation of any of the Borrower's activities or business or the performance by the Borrower of any of its agreements or obligations under this Standby Agreement or (ii) to ensure the continuing legality, validity, binding effect or enforceability of this Standby Agreement or any of the obligations hereunder of the Borrower necessary to the ownership of its properties or to the conduct of its businesses;

               (k) the Borrower shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, as to CMGFC, or a limited liability company as to CMLC in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority would not have a material adverse effect on the ability of the Borrower to conduct its business or to perform its obligations under the Significant Documents in the reasonable judgment of the Lender;

               (l) at all times during which this Standby Agreement is in effect, the Borrower shall possess sufficient net capital and liquid assets to satisfy its obligations as they become due in the normal course of business;

               (m) upon five days prior written notice, the Borrower shall permit the Lender or its accountants, attorneys or other agents access to all of its books and records for inspection and copying, at the Lender's expense, during normal business hours at all places where the Borrower conducts business. During the term of this Standby Agreement, the Borrower shall furnish the Lender such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate in respect of the purposes of this Standby Agreement;

               (n) the Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, the Borrower shall maintain adequate reserves on its books therefor;

               (o) the Borrower shall file all federal, state and local tax returns and other reports that the Borrower is required by Law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it;

               (p) the Borrower shall maintain thereafter, at its own expense, an errors and omissions policy of insurance and a blanket fidelity bond with broad coverage on all officers, directors, employees and agents of the Borrower or its Affiliates with (A) its current insurer, Fidelity Deposit of Maryland (Policy Number MPP000245700), or (B) responsible companies with a rating of "A" or better by Best. Any such fidelity bond shall protect the Borrower and the Lender against losses, including forgery, theft, embezzlement and fraud of such persons. The insurance policy and the bond shall each show the Lender as an additional insured and shall provide that the insurers or bonding company shall give the Lender thirty
(30) days written notice prior to any cancellation. This provision shall not diminish or relieve the Borrower from its duties and obligations as set forth in this Standby Agreement. The minimum coverage under (i) any such errors and omissions policy of insurance shall be three hundred fifty thousand dollars ($350,000), or such greater coverage amount as FNMA or FHMLC may require for the Borrower and (ii) any such fidelity bond shall be at least equal to three hundred fifty thousand dollars ($350,000), or such greater coverage amount as FNMA or FHMLC may require for the Borrower. The deductible amount on such errors and omissions policy of insurance and such fidelity bond shall not exceed $25,000, without the written consent of the Lender;

               (q) the Borrower shall furnish to the Lender, periodically upon request, good standing certificates and officer's certificates to assure the Lender of the Borrower's continued authority to perform the Borrower's obligations under this Standby Agreement;

               (r) the Borrower shall at all times maintain the ratio of its current assets to its current liabilities at 1.05 or greater (each as determined by GAAP);

               (s) the Borrower shall subordinate any other debt (the "Subordinated Debt") to all Advances, either individually or collectively, so long as any Advances are outstanding. The Borrower shall not make any payments of principal with respect to any Subordinated Debt so long as any Advances are outstanding;

               (t) the Borrower shall prepare annual operating and capital budgets for its operations, acceptable to the Lender, on at least yearly intervals, or at such other times as the Lender may reasonably request, and the Borrower shall promptly furnish copies of such budgets to the Lender;

               (u) the Borrower shall take all actions reasonably requested by the Lender, from time to time, as the Lender may request in order to perfect, maintain or release any security interest of the Lender; and

               (v) the Borrower shall take all actions necessary to merge CMLC into CMGFC on or before January 31, 1997.

               Section 4.02.Negative Covenants of the Borrower. The Borrower covenants and agrees with the Lender as follows:

               (a) the Borrower shall not (i) assign or attempt to assign this Standby Agreement or any rights hereunder, without first obtaining the specific written consent of the Lender, or (ii) grant any security interest, lien or other encumbrance on any Collateral other than (A) to the Lender or any of its Affiliates or (B) with respect to taxes and assessments related thereto which are not yet due and payable, or which are being contested in good faith;

               (b) the Borrower shall not commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, or of any substantial part of its property, and the Borrower shall not make any general assignment for the benefit of creditors, or fail generally to pay debts as such debts become due, and shall not take corporate action in furtherance of any of the foregoing;

               (c) the Borrower shall not amend its Certificate of Incorporation or Bylaws, or sell, transfer, or issue any capital stock other than pursuant to the exceptions listed in clauses (i) through (vi) of paragraph (a) of the definition of "Change of Control", without the prior written consent of the Lender;

               (d) the Borrower shall not suffer any materially adverse change in its financial condition, operations, business, properties or business plan, or the existence of any other condition which, in the Lender's sole judgement, constitutes an impairment of the Borrower's ability to perform its obligations under any of the Significant Documents and which condition is not remedied within ten days after written notice to the Borrower thereof or, if the condition cannot be fully remedied within said ten days, substantial progress (which shall be in the Lender's sole judgement) has not been made within said ten days, or such other period as may be mutually agreed upon, toward remedy of the condition;

               (e) the Borrower shall not default under any term or provision of any other agreement between (i) the Borrower and (ii) the Lender or any of its Affiliates or any third parties, which default shall not have been cured within an applicable cure period, if any, and which default has, or with the passage of time will have, a material adverse effect on the Borrower or its business. For the purposes of this subsection, both (x) a final judgement for the payment of money in excess of $50,000 in the aggregate rendered against the Borrower and remaining in force unpaid, unbonded, undismissed, undischarged and unstayed after the expiration of the period which is the longer of ten days or the payment plan for such judgement and (y) the failure to make any payment in excess of $50,000 to a third party pursuant to the terms of any other agreement, and such failure is not cured within any applicable cure period, shall be deemed material;

               (f) the Borrower shall not declare any dividends or redeem any capital stock without the prior written consent of the Lender;

               (g) there shall be no Change of Control, and the Borrower shall not merge or consolidate with or into, any other entity without the prior written consent of the Lender;

               (h) except for mortgage loans acquired with the intent of sale (either on a whole-loan or securitization basis) and securities issued pursuant to securitizations of the Borrower-owned loans, the Borrower shall not purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interest, debt or other securities of any other entity without the prior written consent of the Lender, which consent shall not be unreasonably withheld;

               (i) the Borrower shall not (i) dissolve or terminate its existence, (ii) enter into any joint venture or become a partner in any partnership, (iii) transfer any assets to any Affiliate except as otherwise expressly permitted or contemplated hereby, (iv) operate any portion of the business of the Borrower under an assumed name or doing business as (v) modify or amend the Stock Option Plan without the consent of the Lender, or (vi) create any subsidiary without the prior written consent of the Lender;

               (j) except for making and purchasing of mortgage loans in the ordinary course of business, the Borrower shall not (i) make or permit to exist investments in or loans or advances to any other person, entity or Affiliate, including without limitation, any shareholders of the Borrower, or (ii) sell or transfer 5% or more of the assets of the Borrower, except with the prior written consent of the Lender;

               (k) the Borrower shall not guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or Affiliate, including without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise; provided, however, that nothing contained herein shall prevent the Borrower from indemnifying its officers, directors and agents pursuant to its bylaws and its articles of incorporation;

               (l) the Borrower shall not, in the aggregate, make or commit to make capital expenditures in excess of $50,000, with respect to individual expenditures, or in excess of $200,000 during any fiscal year without the prior written consent of the Lender;

               (m) the Borrower will not commit any act in violation of applicable Laws, or regulations promulgated pursuant thereto that relate to the Borrower or that materially and adversely affect the operations or financial condition of the Borrower;

               (n) commencing with January 1, 1997, with respect to any fiscal year, the aggregate amount of Bonus Compensation (other than any reasonable production bonus tied to direct production performance) paid to the Borrower's employees, including officers of the Borrower, during such year shall not exceed 12?% for the Borrower's fiscal years ending September 30, 1997 and September 30, 1998 and 10% thereafter of the net income before taxes after accounting for the expense related to base salary compensation, excluding Fringe Benefits, for such year;

               (o) in any year the aggregate base salary compensation, excluding Fringe Benefits, for the Senior Officers shall not exceed the amount paid to such Senior Officers in the previous year by more than 5%;

               (p) the Borrower shall not pledge or transfer any of the Pledged Shares other than to the Lender;

               (q) during the term of this Standby Agreement, the Borrower shall not engage in any business other than as a mortgage or consumer loan originator or as a provider of ancillary services or products;

               (r) the Borrower shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except as the Lender may otherwise approve through prior written notice;

               (s) the Borrower shall not enter into any financing arrangement with any entity other than the Lender or incur any debt to any Person other than the Lender (other than debt which is fully subordinated to any Loan or payment obligation hereunder), except as the Lender may otherwise approve through prior written notice;

               (t) the Borrower shall not, without the prior written consent of the Lender, issue, distribute, sell or transfer, or allow the issuance, distribution, sale or transfer by the Borrower or by any Affiliate of the Borrower, including, without limitation, the Controlling Shareholders of the Borrower's capital stock or securities other than (A) the sale of the Borrower's capital stock to the Lender occurring upon the exercise of the Conversion Privilege, (B) the sale of the Borrower's capital stock pursuant to a firm commitment public offering, (C) the transfer of the Borrower's capital stock for estate planning purposes or pursuant to a domestic relations settlement or order, (D) the transfer of the Borrower's Common Stock pursuant to the Stock Option Plan (for a price greater than or equal to the Share Fair Market Value),
(E) pursuant to a buy/sell agreement solely among the borrower's existing shareholders or (F) the sale, transfer or issuance of no more than five (5%) percent of the Borrower's

Common Stock (which percentage shall be determined on a cumulative basis together with all other sales, transfers or issuances of the Borrower's Common Stock under this clause (F) from the date of this Agreement) at a price at least equal to Share Fair Market Value with the prior written consent of the Lender;

               (u) the Borrower shall not exercise any voting rights including, without limitation, any rights to a clean-up call or any other similar provision under any Securitization without the prior written consent of the Lender; and

               (v) the Borrower shall not originate title I home improvement loans during any immediately preceding three consecutive calendar month period such that such loans represent more than 49% of all loans which the Borrower originated during such three calendar month period determined on the basis of the initial principal balances of the loans.

               Section 4.03. Affirmative Covenants of the Residualholder.

               (a) The Residualholder shall pay and discharge all taxes, assessments and governmental charges upon it, its income and properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, and the Borrower shall maintain adequate reserves on its books therefor;

               (b) The Borrower shall file all federal, state and local tax returns and other reports that the Borrower is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon it, its income, or its profits, or upon any property belonging to it.

               Section 4.04. Negative Covenants of the Residualholder. The Residualholder covenants and agrees with the Lender as follows:

               (a) the Residualholder shall not grant any security interest, lien or other encumbrance on any Collateral or Residual Interests other than to the Lender or any of its Affiliates;

               (b) the Residualholder shall not commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Residualholder, or of any substantial part of its property, and the Residualholder shall not make any general assignment for the benefit of creditors, or fail generally to pay debts as such debts become due, and shall not take corporate action in furtherance of any of the foregoing;

               (c) the Residualholder shall not amend its Certificate of Incorporation or Bylaws, or issue any capital stock, without the prior written consent of the Lender;

               (d) the Residualholder shall not suffer any adverse change in its financial condition (other than due to the change in market value of the Residual Interests held by the Residualholder), operations, business, properties or prospects, or the existence of any other condition which, in the Lender's sole discretion, constitutes an impairment of the Residualholder's ability to perform its obligations under any of the Significant Documents and which condition is not remedied within ten days after written notice to the Residualholder thereof or, if the condition cannot be fully remedied within said ten days, substantial progress (which shall be in the Lender's reasonable judgment) has not been made within said ten days, or such other period as may be mutually agreed upon, toward remedy of the condition;

               (e) the Residualholder shall not declare any dividends or redeem any capital stock;

               (f) there shall be no transfer of the assets of the Residualholder other than in the ordinary course of business and no sale or transfer of stock of the Residualholder, and the Residualholder shall not merge or consolidate with or into, any other entity without the prior written consent of the Lender;

               (g) the Residualholder shall not (i) dissolve or terminate its existence, (ii) enter into any joint venture or become a partner in any partnership, (iii) transfer any assets to any Affiliate except as otherwise expressly permitted or contemplated hereby, or (iv) issue or distribute any securities or create any subsidiary without the prior written consent of the Lender;

               (h) except for purchasing Residual Interests or I/O Interests, the Residualholder shall not make or permit to exist investments in or loans to any other person, entity or Affiliate, including without limitation, any shareholders of the Residualholder; and

               (i) the Residualholder shall not guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or Affiliate, including without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise; provided, however, that nothing contained herein shall prevent the Residualholder from indemnifying its officers, directors and agents pursuant to its bylaws and its articles of incorporation.


                                   ARTICLE V.

                               SECURITY AGREEMENT

               Section 5.01. Grant of Security Interest. The Borrower and the Residualholder (together "CMG") each hereby grants a security interest to the Lender, in all of the CMG's right, title and interest in all assets, including the following, whether now owned or hereafter acquired or existing (all of the following in paragraphs (a)-(i), with respect to the Borrower the "Borrower Collateral" and with respect to the Residualholder, the "Residualholder Collateral"):

               (a) all mortgage loans, home equity line of credit loans, and other loans originated or purchased by the Borrower;

               (b) all rights to service or subservice mortgage loans, home equity line of credit loans, and other loans;

               (c) all certificates, residual or otherwise, issued to CMG in connection with any securitization, including, without limitation, any securitization involving a REMIC;

               (d) all securities held by the Borrower, including, without limitation, the securities of any subsidiary of the Borrower, including the Residualholder and all securities held by the Residualholder;

               (e) all equipment in all of its forms, wherever located, including, without limitation, all furniture, furnishings, fixtures, office supplies and all other similar types of tangible personal property and all parts thereof and all accessions thereto, together with all parts, fittings, alterations, substitutions, additions, accessories, replacements and accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

               (f) all approvals, permits, licenses, franchises, certificates that are, by their terms or pursuant to applicable Law, assignable without the consent of the Governmental Authority or the counterparty thereto, as the case may be;

               (g) all contracts or agreements to which the Borrower is a party or to which the Residualholder is a party;

               (h) all general intangibles, including but not limited to, goodwill and tax refunds;

               (i) all bank accounts now or hereafter held by the Borrower or the Residualholder and all funds in such accounts together with all monies (other than monies used to pay taxes), proceeds or sums due or to become due thereon or therefrom (all such bank accounts, the "Bank Accounts"), and all documents or instruments (including, but not limited to, passbooks, certificates of deposit and receipts necessary to be presented to withdraw funds or investments held in the Bank Accounts (the "Account Documents"); and

               (j) all proceeds of any and all of the foregoing Borrower Collateral or Residualholder Collateral (including, without limitation, proceeds which constitute property of the types described in any of the paragraphs of this Section
        5.01 and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Borrower Collateral or Residualholder Collateral.

               Section 5.02. Security for the Borrower's Loans. Pursuant to this Standby Agreement, the Borrower Collateral and the Residualholder Collateral secures the prompt and complete payment when due of any Advances outstanding under this Standby Agreement, payment obligations of the Borrower under this Standby Agreement related thereto and the repayment of any amounts owing to the Lender under the Purchase Agreement.

               Section 5.03. Intention of Parties. This Standby Agreement is intended by the parties hereto to constitute a security agreement within the meaning of the New York UCC.


                                   ARTICLE VI.

                                 INDEMNIFICATION

               Section 6.01. Indemnification by the Borrower. (a) If, in connection with the matters that are the subject of this Standby Agreement, the Lender becomes involved in any capacity in any action or legal proceeding involving claims by any third party, the Borrower agrees to reimburse the Lender, its Affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") promptly upon request for all reasonable expenses (including the fees and disbursements of legal counsel, the allocated costs of in-house counsel, and the cost of investigation and preparation) as they are incurred, regardless of whether such actions or proceedings are brought by the Borrower, its Affiliates or third parties. The Borrower also agrees to indemnify and hold each Indemnified Party harmless against all losses, claims, damages or liabilities of any kind, joint or several, which such Indemnified Party may become subject to in connection with, or relating to, or arising out of this Standby Agreement or the Secured Notes, or any transactions contemplated hereby; provided, however, that the Borrower shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misconduct or gross negligence of such Indemnified Party.

        (b) The agreements of the Borrower in this Article 6 shall be in addition to any liabilities that the Borrower may otherwise have and shall apply whether or not the Lender or any other Indemnified Party is a formal party to any lawsuit, claim or other proceeding. Solely for purposes of enforcing such agreements, the Borrower hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which relates to the services or matters that are the subject of this Standby Agreement is brought against the Lender or other Indemnified Party.

               Section 6.02. Indemnification by the Lender. If, in connection with the matters that are the subject of the breach by the Lender of its representation and warranty set forth in Section 3.03(a)(vi)(C) of this Standby Agreement, the Borrower becomes involved in any capacity in any action or legal proceeding involving claims by any third party, the Lender agrees to reimburse the Borrower, its Subsidiaries and its Affiliates and their respective directors, officers, employees, agents and controlling persons (each, a "Borrower Indemnified Party") promptly upon request for all reasonable expenses (including the fees and disbursements of legal counsel, the allocated costs of in-house counsel, and the cost of investigation and preparation) as they are incurred, regardless of whether such actions or proceedings are brought by the Lender, its Affiliates or third parties. The Lender also agrees to indemnify and hold each Borrower Indemnified Party harmless against all losses, claims, damages or liabilities of any kind, joint or several, which such Borrower Indemnified Party may become subject to in connection with, or relating to, or arising out of the breach by the lender of its representation and warranty set forth in Section 3.03(a)(vi)(C) of this Standby Agreement; provided, however, that the Lender shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misconduct or gross negligence of such Borrower Indemnified Party.


                                  ARTICLE VII.

                                EVENTS OF DEFAULT

               Section 7.01. Occurrence of an Event of Default. An "Event of Default" shall occur:

                    (a) immediately upon the occurrence of a Monetary Default; provided, however, that if the Borrower fails to pay the interest due on any Payment Date, an "Event of Default" shall occur only if the Borrower has not paid such interest within two Business Days following such Payment Date;

                    (b) ten days after the occurrence of a Non-Monetary Default; provided, however, that an "Event of Default" will not occur until ten days after the occurrence of a Non-Monetary Default if the ability to cure, and substantial effort towards curing, such Non-Monetary Default can be demonstrated in writing satisfactory to the Lender in its sole discretion; provided, further, that if it is not possible or practicable within 20 Business Days to cure a Non-Monetary Default, an "Event of Default" shall be deemed to have occurred immediately upon the occurrence of such Non-Monetary Default;

                    (c) five days after the occurrence of an event of default or material breach under (i) any of the Significant Documents other than this Standby Agreement, (ii) any other material agreement, including, but not limited to, any warehouse agreement, credit agreement or financing agreement in which the Borrower is a party, (iii) the Warehouse Agreement dated as of March 27, 1996 (the "RFC Warehouse Agreement") between the Borrower and RFC ("RFC"), or any agreement which replaces the RFC Agreement, whether with RFC or another lender; the Warehouse Agreement dated as of August 20, 1996, (the "ContiMortgage Warehouse Corporation Agreement") between CMLC and ContiMortgage ("ContiMortgage") or any agreement which replaces the ContiMortgage Warehouse Agreement, whether with ContiMortgage or another lender; the

        Warehouse Agreement dated as of April 9, 1996 (the "Pacific Warehouse Agreement") between CMLC and Pacific South West Bank ("Pacific") or any agreement which replaces Pacific or another lender or the Warehouse Agreement dated as of May 30, 1996 (the "First Collateral Warehouse Agreement") between CMLC and Associates Commercial Corporation doing business as First Collateral Services ("First Collateral") or any agreement which replaces the First Collateral Warehouse Agreement, whether with First Collateral or another lender; provided, however, that an "Event of Default" will not occur until ten days after the occurrence of such event of default or material breach if the ability to cure, and substantial effort towards curing, such event of default or material breach can be demonstrated in writing satisfactory to the Lender in its sole discretion; provided, further, that if it is not possible or practicable within 20 Business Days to cure such event of default or material breach, an "Event of Default" shall be deemed to have occurred immediately upon the occurrence of such event of default or material breach; or
                    (d) if (i) the Merger Agreement has not closed or (ii) all of the Significant Documents have not been executed and closed by March 31, 1997.

               Section 7.02. Effect of an Event of Default. Upon the occurrence of an Event of Default:

                    (a) the Lender may declare the principal of each Secured Note then outstanding, together with all interest accrued thereon and any other amounts accruing under this Standby Agreement to be immediately due and payable, and all such amounts shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower;

                    (b) the Lender shall have the right to obtain physical possession of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Borrower or any third party acting for the Borrower and the Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Standby Agreement; and

                    (c) the Lender shall have the right to collect and receive all further payments made on the Collateral and, if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds and shall promptly pay them over to the Lender. The Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by Law. Once the Lender has been reimbursed for all principal and interest on the Loan and any related expenses, any amounts remaining shall be transferred to the Borrower.


                                  ARTICLE VIII.

                               GENERAL PROVISIONS

               Section 8.01. Cooperation, Confidentiality, Etc..

               (a) Upon reasonable notice the Borrower shall furnish, and shall use its best efforts to cause other relevant parties to furnish, the Lender with all information and data reasonably requested by the Lender in connection with its activities on the Borrower's behalf to carry out the terms of this Standby Agreement, and shall provide the Lender reasonable access to the Borrower's officers, directors, employees and professional advisers.

               (b) The Borrower recognizes and confirms that the Lender in acting pursuant to this Standby Agreement may use information in reports and other information provided by others, including, without limitation, information provided by the Borrower and the Residualholder, and that the Lender does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Borrower agrees that any advice or information rendered by the Lender in connection with this Standby Agreement is for the confidential use of the Borrower only and, except as otherwise required by Law, the Borrower will not, and will not permit any third party to, disclose such advice or information to others or summarize or refer to such advice or information or to the Lender's engagement hereunder without, in each case, the Lender's prior written consent. The Lender agrees to keep confidential any information furnished to it by the Borrower which is clearly labelled as proprietary to the Borrower, is not otherwise publicly available to the Lender and the disclosure of which is not required by applicable Law or judicial or administrative process.

               (c) Neither the Lender nor the Borrower may place public announcements or advertisements describing this or any part of this Standby Agreement without the prior written consent of the other party.

               Section 8.02. Waiver of Trial by Jury. Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Standby Agreement. In the event of litigation, this Standby Agreement may be filed as a written consent to a trial by the court.

               Section 8.03. Amendment; Waivers. This Standby Agreement may be amended from time to time only by written agreement of the parties. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or remedy under this Standby Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Standby Agreement preclude any other or further exercise thereof or the exercise of any other right. No term or provision of this Standby Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

               Section 8.04. Taxes. All payments made by the Borrower to the Lender on account of any Loan which are due hereunder shall be made free and clear of, and without reduction by reason of, any taxes, levies, imposts, deductions, charges or withholdings of any nature, including, without limitation, any withholding taxes (but excluding any taxes imposed on the overall net income of the Lender) and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Secured Note, the sum payable shall be increased as may be necessary so that after making all required deductions (including as applicable to additional sums payable under this subsection) the Lender receives an amount equal to the sum it would have received had no such deductions been made.

               Section 8.05. Limited Liability. No recourse under any Significant Documents shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Significant Documents, it being expressly agreed and understood that each Significant Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Significant Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Standby Agreement.

               Section 8.06. Other Transactions. The Borrower acknowledges that the Lender and its Affiliates compete, directly and indirectly in the business in which the Borrower engages and proposes to engage; provided, however, that the Lender shall not compete with respect to any transaction, the terms of which are revealed to the Lender by the Borrower in connection with seeking the services of the Lender and assuming that neither the Lender nor any of its Affiliates has prior knowledge of such transaction. The Borrower acknowledges that the Lender and its Affiliates have and will in the future have business dealings with parties other than the Borrower, which parties compete, directly or indirectly with the Borrower. Although the Lender and its Affiliates may, in their normal course of business, acquire information about the securitization market, particular transactions or such other parties, the Lender shall have no obligation to disclose such information to the Borrower. The Borrower acknowledges that the Lender and its Affiliates may engage in their businesses and otherwise compete with the Borrower without regard to their relationship to the Borrower hereunder.

               Section 8.07. Opinion of Counsel to the Borrower. Upon the execution of this Standby Agreement, the Borrower shall deliver to the Lender a legal opinion from their special counsel in the form attached hereto as Exhibit C, together with such other certificates and documents as the Lender shall require.

               Section 8.08. Costs and Expenses. (a) The Lender and the Borrower will each be solely responsible for and bear all of their own respective expenses (other than the expenses of legal counsel), including, without limitation, accountants and other advisers, incurred at any time in connection with pursuing or consummating the Significant Documents and the transactions contemplated thereby. In addition, the Borrower shall be solely responsible for (i) all accountant fees incurred in connection with the review of the Borrower's June 30, 1996 financial statements and (ii) any fees incurred by an independent contract underwriter.

               (b) The Borrower will be responsible for and bear 50% of all the fees and expenses of legal counsel for the Lender in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby; however the Borrower shall not bear more than $75,000 under this clause (b). The Lender will be responsible for and bear all the remaining fees and expenses of legal counsel for Lender in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby.

               (c) The Lender will be responsible for and bear 50% of all the fees and expenses of legal counsel for the Borrower in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby; however the Lender shall not bear more than $35,000 under this clause (c). The Borrower will be responsible for and bear all the remaining fees and expenses of legal counsel for the Borrower in connection with the preparation, negotiation, and execution of the Significant Documents and the transactions contemplated thereby.


                                   ARTICLE IX.

                                  CONSTRUCTION

               Section 9.01. Entire Agreement. This Standby Agreement, together with the Significant Documents, including the Exhibits and the Schedules thereto, contains the entire agreement of the parties with respect to the subject matters hereto, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

               Section 9.02. Severability Clause. Any part or provision of this Standby Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part or provision of this Standby Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of Law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Standby Agreement shall deprive any party of the economic benefit intended to be conferred by this Standby Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Standby Agreement, without regard to such invalidity.

               Section 9.03. Counterparts. This Standby Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

               Section 9.04. Governing Law; Standby Agreement Constitutes Security Agreement; Consent To Forum; Immunities. This Standby Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Standby Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflict of laws rules therein, and shall constitute a security agreement within the meaning of the New York UCC. The parties hereto hereby consent and agree that the Supreme Court of New York County, New York or, at the Lender's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this

Standby Agreement or to any matter arising out of or related to this Standby Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section
10.01 hereof. Nothing in this Standby Agreement shall be deemed or operate to affect the right of the Lender to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Lender of any judgement or order obtained in such forum or the taking of any action under this Standby Agreement to enforce same in any other appropriate forum or jurisdiction.

               To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower's property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Standby Agreement.

               Section 9.05. No Agency; No Partnership; No Joint Venture. Neither the Lender nor the Borrower is the agent or representative of the other, and nothing in this Standby Agreement shall be construed to make either the Lender or the Borrower liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either the Lender or the Borrower. It is the parties' intention that this Standby Agreement creates a debtor/creditor relationship for all purposes and nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership, agency or joint venture between the Lender and the Borrower.

               Section 9.06. Judicial Interpretation. Should any provision of this Standby Agreement or any of the other Significant Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all the parties hereto have participated in the preparation of this Standby Agreement.

               Section 9.07. Recitals. The recitals of this Standby Agreement are not intended to constitute substantive provisions hereof.

               Section 9.08. Rules of Interpretation. Except as otherwise expressly provided in this Standby Agreement, the following rules shall apply hereto:

               (a) the singular includes the plural and the plural includes the singular;

               (b) "or" is not exclusive and "include" and "including" are not limiting;

               (c) a reference to any agreement or other contract includes permitted supplements, amendments and other modifications;

               (d) a reference to a law (or Law) includes any amendment or modification of such law (or Law) and the rules or regulations issued thereunder;

               (e) a reference to a Person includes its permitted successors and assigns in the applicable capacity;

               (f) a reference in this Standby Agreement to an Article, Section, clause, recital or Exhibit is to the Article, Section, clause, recital or Exhibit of this Standby Agreement unless otherwise expressly provided;

               (g) words such as "hereunder", "hereto", "hereof", and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Standby Agreement and not to any particular Article, Section or clause hereof;

               (h) all obligations under this Standby Agreement are continuing obligations throughout the term of this Standby Agreement;

               (i) any right in this Standby Agreement may be exercised at any time and from time to time;

               (j) the headings of the Articles and Sections are for convenience and shall not affect the meaning of this Standby Agreement; and

               (k) time is of the essence in performing all obligations.

               Section 9.09. Good Faith. The Borrower and the Lender shall implement the terms and provisions of this Standby Agreement in good faith in accordance with applicable Law.

                                   ARTICLE X.

                                  MISCELLANEOUS

               Section 10.01. Notices. All demands, notices, requests for consent and other communications hereunder shall be in writing and personally delivered, mailed by certified mail, return receipt requested, and telecopied, and shall be deemed to have been duly given upon receipt;

               if to the Borrower:

                      CMG Funding Corp.
                      5295 Commerce Drive, Suite 400
                      Salt Lake City, Utah 84107
                      Attention:  John Fry
                      Telephone Number:  (801) 261-1097
                      Telecopier Number:  (801) 261-3879

                      Continental Mortgage Group, L.C.
                      5295 Commerce Drive, Suite 400
                      Salt Lake City, Utah 84107
                      Attention:  John Fry
                      Telephone Number:  (801) 261-1097
                      Telecopier Number:  (801) 261-3879

               with a copy to:

                      Christopher A. Wilson, Esq.
                      Jeffers, Wilson & Shaff
                      18881 Von Karman Avenue, Suite 1400

                      Irvine, California  92715
                      Telephone Number:   (714) 660-7700
                      Telecopier Number:  (714) 660-7799

               if to the Residualholder:

                      CMG Funding Securities Corp.
                      107 South Matterhorn Drive
                      Alpine, Utah 87004
                      Attention:  John Fry
                      Telephone Number:   (801) 763-7834
                      Telecopier Number:  (801) 763-7834

               if to the Lender:

                      ContiTrade Services L.L.C.
                      277 Park Avenue
                      New York, New York 10172
                      Attention:  Chief Counsel
                      Telephone Number:   (212) 207-2822
                      Telecopier Number:  (212) 207-2935

               with a copy to:

                      ContiTrade Services L.L.C.
                      277 Park Avenue
                      New York, New York 10172
                      Attention: Jay Remis
                      Telephone Number:   (212) 207-2887
                      Telecopier Number:  (212) 207-5251

or, as to any party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party.

               Section 10.02. Further Agreements. The Borrower and the Lender each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Standby Agreement.

               Section 10.03. Third-Party Rights; Assignment. This Standby Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other Person. The Borrower may neither assign its rights nor delegate its obligations under this Standby Agreement without the prior written consent of the Lender. The Lender may assign its rights and/or delegate its obligations under this Standby Agreement to an Affiliate without the consent of the Borrower.

               Section 10.04. Advice from Independent Counsel. The parties hereto understand that this Standby Agreement and each of the other Significant Documents to which either of them is a party are legally binding agreements that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Standby Agreement and each of the other Significant Documents to which it is a party and that it is satisfied with its legal counsel and the advice received from it.

               Section 10.05. Summary Judgment. The Borrower hereby acknowledges and agrees that any enforcement action relating to this Standby Agreement or any Secured Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

               Section 10.06. Reproduction of Documents. This Standby Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               Section 10.07. Right of Set-Off. Upon the occurrence of any event or circumstance which requires the Borrower to make a payment hereunder, the Lender is hereby authorized then or at any time or times thereafter, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder, irrespective of whether or not the Lender shall have made any demand hereunder. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.07 are in addition to other rights and remedies which the Lender may have.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to set his hand as of the date first above written.



                        CMG FUNDING CORP.


                        By:
                           Name:
                           Title:

                        CONTINENTAL MORTGAGE GROUP, L.C.


                        By:
                           ---------------------------------------
                           Name:
                           Title:


                        CONTITRADE SERVICES L.L.C.


                        By:
                           ---------------------------------------
                           Name:
                           Title: Authorized Signatory


                        By:
                           ---------------------------------------
                           Name:
                           Title: Authorized Signatory



                        CMG FUNDING SECURITIES CORP.



                        By:
                           ---------------------------------------
                           Name:
                           Title: Authorized Signatory

                     [Signature Page to Standby and Working Capital
                                  Financing Agreement]

                                                                     EXHIBIT A-1


                                  SECURED NOTE


$10,000,000
                                                               December 17, 1996

               FOR VALUE RECEIVED, the undersigned, CMG FUNDING CORP., a Delaware corporation and CONTINENTAL MORTGAGE GROUP, L.C. a Utah limited liability company, each having their address at 5295 Commerce Drive, Suite 400, Salt Lake City, Utah (collectively, the "Borrower"), promises to pay to the order of CONTITRADE SERVICES L.L.C., a Delaware limited liability company, whose address is 277 Park Avenue, New York, New York 10172 (the "Lender") on or before the Advance Maturity Date (as defined herein), in lawful money of the United States of America, (a)(i) $10,000,000 or (ii) if less the principal sums set forth on the Schedule of Advances attached hereto plus (b) interest at the times and in the amounts and manner as provided in the Standby Agreement.

               MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on this Loan evidenced by this Secured Note ("Maximum Rate"), and if the provisions for interest contained in this Secured Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

               DUE DATE: All indebtedness evidenced hereby not paid before the Advance Maturity Date shall be due and payable on the Advance Maturity Date.

               PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Secured Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.


                                      A-1-1

               PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 2:00 p.m. New York City shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings and allocated cost of in-house counsel, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Secured Note, the Borrower promises to pay, in addition to the cost and disbursements otherwise allowed by Law, such sums as the court may adjudge reasonable attorneys' fees in such suit or action.

               SECURITY: This Secured Note is issued pursuant to that certain Standby and Working Capital Financing Agreement, dated as of December 17, 1996 (the "Standby Agreement") among the Lender, the Residualholder and the Borrower, and is secured by a pledge of the Collateral described therein. Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Secured Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit. Any capitalized term used herein and not otherwise defined herein shall have the meaning for such term set forth in the Standby Agreement.

               DEFAULTS: Upon the happening of an Event of Default (as defined in the Standby Agreement), the Lender shall have all rights and remedies set forth in the Standby Agreement.

               The failure to exercise any of the rights and remedies set forth in the Standby Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such

                                     A-1-2
rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by Law.

               WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Secured Note, and expressly agrees that this Secured Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Secured Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Secured Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Secured Note. None of the foregoing shall affect the liability of the Borrower and any indorsers or guarantors hereof. No extension of time for the payment of this Secured Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Secured Note, shall affect the liability under this Secured Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

               TERMINOLOGY: Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Secured Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

               SUMMARY JUDGEMENT: The Borrower hereby acknowledges and agrees that any enforcement action relating to this Secured Note or any Secured Note may be brought by motion for summary judgment in lieu of a complaint pursuant to
Section 3213 of the New York Civil Practice Law and Rules.

               STANDBY AGREEMENT: Reference is made to the Standby Agreement for provisions as to payments, collateral and acceleration.

THIS SECURED NOTE IS GOVERNED BY THE PROVISIONS OF THE STANDBY AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS SECURED NOTE ARE INCONSISTENT WITH THE TERMS OF THE STANDBY AGREEMENT, THE TERMS OF THE STANDBY AGREEMENT SHALL GOVERN THIS SECURED NOTE. NOTWITHSTANDING THE

                                     A-1-3

FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE STANDBY AGREEMENT AND NO PROVISION OF THIS SECURED NOTE OR OF THE STANDBY AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS SECURED NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN PRESCRIBED.

               APPLICABLE LAW: This Secured Note has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Secured Note shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the Supreme Court of New York County, New York or, at the Lender's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Secured Note or to any matter arising out of or related to this Secured Note. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section
10.01 of the Standby Agreement. Nothing in this Secured Note shall be deemed or operate to affect the right of the Lender to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Lender of any judgement or order obtained in such forum or the taking of any action under this Secured Note to enforce same in any other appropriate forum or jurisdiction.

               To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower's property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Secured Note.

                                     A-1-4

               Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Secured Note. In the event of litigation, this Secured Note may be filed as a written consent to a trial by the court.

                                            CMG FUNDING CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: President

                                            CONTINENTAL MORTGAGE GROUP, L.C.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:  President

                                     A-1-5

                              Schedule of Advances

                                                                    Interest
Date                              Amount                              Rate
----                              ------                              ----


__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower



__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower



__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower



__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower



__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower



__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower



__________________                $_________________          LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower


                                     A-1-6

__________________                $_________________               LIBOR + 5.00%

                                  acknowledged by the         __________________
                                  Borrower




                                     A-1-7

                                                                     EXHIBIT A-2

                                  SECURED NOTE


$2,000,000                                                     December 17, 1996

               FOR VALUE RECEIVED, the undersigned, CMG FUNDING CORP., a Delaware corporation and CONTINENTAL MORTGAGE GROUP, L.C., A Utah limited liability company, each having their address at 5295 Commerce Drive, Suite 400, Salt Lake City, Utah (collectively, the "Borrower"), promises to pay to the order of CONTITRADE SERVICES L.L.C., a Delaware limited liability company, whose address is 277 Park Avenue, New York, New York 10172 (the "Lender") on or before the Advance Maturity Date (as defined herein), in lawful money of the United States of America, (a)(i) $2,000,000 or (ii) if less, the principal sums set forth on the Schedule of Advances attached hereto plus (b) interest at the times and in the amounts and manner as provided in the Standby Agreement.

               MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on this Loan evidenced by this Secured Note ("Maximum Rate"), and if the provisions for interest contained in this Secured Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

               DUE DATE: All indebtedness evidenced hereby not paid before the Working Capital Advance Maturity Date shall be due and payable on the Working Capital Advance Maturity Date.

               PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Secured Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.


                                     A-2-1

               PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 2:00 p.m. New York City shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings and allocated cost of in-house counsel, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Secured Note, the Borrower promises to pay, in addition to the cost and disbursements otherwise allowed by Law, such sums as the court may adjudge reasonable attorneys' fees in such suit or action.

               SECURITY: This Secured Note is issued pursuant to that certain Standby and Working Capital Financing Agreement, dated as of December 17, 1996 (the "Standby Agreement") among the Lender, the Residualholder and the Borrower, and is secured by a pledge of the Collateral described therein. Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Secured Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit. Any capitalized term used herein and not otherwise defined herein shall have the meaning for such term set forth in the Standby Agreement.

               DEFAULTS: Upon the happening of an Event of Default (as defined in the Standby Agreement), the Lender shall have all rights and remedies set forth in the Standby Agreement.

               The failure to exercise any of the rights and remedies set forth in the Standby Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by Law.


                                     A-2-2

               WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Secured Note, and expressly agrees that this Secured Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Secured Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Secured Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Secured Note. None of the foregoing shall affect the liability of the Borrower and any indorsers or guarantors hereof. No extension of time for the payment of this Secured Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Secured Note, shall affect the liability under this Secured Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

               TERMINOLOGY: Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Secured Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

               SUMMARY JUDGEMENT: The Borrower hereby acknowledges and agrees that any enforcement action relating to this Secured Note or any Secured Note may be brought by motion for summary judgment in lieu of a complaint pursuant to
Section 3213 of the New York Civil Practice Law and Rules.

               STANDBY AGREEMENT: Reference is made to the Standby Agreement for provisions as to payments, collateral and acceleration.

THIS SECURED NOTE IS GOVERNED BY THE PROVISIONS OF THE STANDBY AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS SECURED NOTE ARE INCONSISTENT WITH THE TERMS OF THE STANDBY AGREEMENT, THE TERMS OF THE STANDBY AGREEMENT SHALL GOVERN THIS SECURED NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE STANDBY AGREEMENT AND NO PROVISION OF THIS SECURED NOTE OR OF THE STANDBY AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS

                                     A-2-3

SECURED NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN PRESCRIBED.

               APPLICABLE LAW: This Secured Note has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Secured Note shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the Supreme Court of New York County, New York or, at the Lender's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Secured Note or to any matter arising out of or related to this Secured Note. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section
10.01 of the Standby Agreement. Nothing in this Secured Note shall be deemed or operate to affect the right of the Lender to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Lender of any judgement or order obtained in such forum or the taking of any action under this Secured Note to enforce same in any other appropriate forum or jurisdiction.

               To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower's property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Secured Note.

               Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Secured Note. In the event of litigation, this Secured Note may be filed as a written consent to a trial by the court.

                                            CMG FUNDING CORP.


                                     A-2-4

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: President

                                            CONTINENTAL MORTGAGE, L.C.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:  President

                                     A-2-5

                              Schedule of Advances

                                                                    Interest
Date                              Amount                              Rate
----                              ------                              ----


__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________


__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________

__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________

__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________

__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________

__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________

__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________

                                     A-2-6

__________________                $_________________          LIBOR + 4.50%

                                  acknowledged    by
                                  the Borrower                __________________



                                     A-2-7

                                                                       EXHIBIT B

                            FINANCING VALUE SCHEDULE

                                                                       EXHIBIT C

                       FORM OF BORROWER'S COUNSEL OPINION


                                                   December 17, 1996


ContiTrade Services L.L.C.
277 Park Avenue
New York, NY 10172


                 Re: Standby and Working Capital Financing Agreement


Gentlemen:

               I am General Counsel to CMG FUNDING CORP. and CONTINENTAL MORTGAGE GROUP, L.C. (collectively, the "Borrower"). In my capacity as General Counsel to Borrower, I have served as counsel to Borrower, and I have examined an executed copy of the Standby and Working Capital Financing Agreement, among the Borrower, CMG Funding Securities Corp. and you, dated as of December 17, 1996 (the "Standby Agreement").

               Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Standby Agreement.

               I have further examined original, photostatic or certified copies of all such corporate records of Borrower, and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In making my examinations and rendering the opinions herein expressed, I have made the following assumptions:

               (1) The parties to the Standby Agreement (other than Borrower) have the power to enter into and perform all of their obligations thereunder;

               (2) The due authorization, execution and delivery of the Standby Agreement by the parties thereto (other than Borrower), and the validity and binding effect on the parties thereto (other than Borrower) of the Standby Agreement;

               (3)    The genuineness of all signatures;

               (4) The authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

               The opinions expressed in numbered paragraph 2 below with respect to the enforceability of the Standby Agreement are subject to the following additional qualifications:

               (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally; and

               (b) The application of general principles of equity, including, but not limited to, the right to specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

               Based upon the foregoing and subject to the last paragraph hereof, I am of the opinion that:

               (1) Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and is qualified to do business in each state necessary to enable it to perform its obligations under the Standby Agreement. Borrower has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the Standby Agreement.

               (2) The Standby Agreement has been duly and validly authorized, executed and delivered by Borrower, all requisite corporate action has been taken with respect thereto, and the Standby Agreement constitutes valid, legal and binding agreement of Borrower enforceable against Borrower in accordance with its terms.

               (3) The execution, delivery or performance by Borrower of the Standby Agreement does not conflict or will not conflict with or result in a breach of, or does not constitute or will not constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of Borrower; (ii) any term or provision of any agreement, contract, instrument or indenture, to which Borrower is a party or is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over Borrower.

               (4) No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required for the execution, delivery and performance by Borrower of the Standby Agreement or the consummation of any other transaction contemplated by the Standby Agreement, except such which have been obtained.

               (5) There are no actions, proceedings or investigations pending or, to my knowledge, threatened against Borrower before any court, governmental agency or body or other tribunal asserting the invalidity of the Standby Agreement which would materially and adversely affect the performance by Borrower of its obligations under, or the validity or enforceability of, the Standby Agreement.

               This Opinion is furnished solely for the benefit of the addressee hereof. It may not be relied upon by or distributed to any other person or for any other purpose without my prior written consent.

                                                   Very truly yours,

                                                                       EXHIBIT D


               SECURITIZABLE MORTGAGE LOAN UNDERWRITING GUIDELINES

                                                                     EXHIBIT E-1

                     FORM OF COLLATERALIZED ADVANCE REQUEST


ContiTrade Services L.L.C.
277 Park Avenue
New York, New York  10172

Attention: Robert Carlock

ContiTrade Services L.L.C.
277 Park Avenue
New York, New York  10172

Attention: Jay Remis

               Pursuant to the Standby and Working Capital Financing Agreement, dated as of December 17, 1996 among ContiTrade Services L.L.C. (the "Lender"), CMG Funding Securities Corp. and the undersigned (as amended from time to time, the "Standby Agreement"), the undersigned hereby gives notice of its election to borrow from the Lender a Collateralized Advance and in connection therewith, sets forth below the following information and other information in the attached schedule(s) (each capitalized term used herein shall have the meaning specified therefor in the Standby Agreement):

               1. The Residual Interests and/or I/O Interests to be pledged as collateral are listed on the attached schedule(s).

               2. The Funding Date of this Collateralized Advance shall be
                  ________, 199_.

               3. The amount of this Collateralized Advance shall be
                  $_____________.

               The undersigned hereby certifies that each of the conditions precedent to a Collateralized Advance listed in Sections 2.01, 2.02 and 2.03 of the Standby Agreement are true and correct on the date hereof and shall be true and correct on the date of the Collateralized Advance requested herein, before and after giving effect thereto.

                               CMG FUNDING CORP.




                               By:
                                 ----------------------------------------------
                               Name:
                               Title:
                               Date: _____________, 199_

                               CONTINENTAL MORTGAGE GROUP, L.C.


                               By:
                                 ----------------------------------------------
                               Name:
                               Title:
                               Date: _____________

ACKNOWLEDGED:

CONTITRADE SERVICES L.L.C.


By:
  --------------------------------
Name:
Title: Authorized Signatory
Date:


By:
  --------------------------------
Name:
Title: Authorized Signatory
Date:

                                                                     EXHIBIT E-2

                     FORM OF WORKING CAPITAL ADVANCE REQUEST


ContiTrade Services L.L.C.
277 Park Avenue
New York, New York  10172

Attention: Robert Carlock

ContiTrade Services L.L.C.
277 Park Avenue
New York, New York  10172

Attention: Jay Remis

               Pursuant to the Standby and Working Capital Financing Agreement, dated as of December 17, 1996 among ContiTrade Services L.L.C. (the "Lender"), CMG Funding Securities Corp. and the undersigned (as amended from time to time, the "Standby Agreement"), the undersigned hereby gives notice of its election to borrow from the Lender a Working Capital Advance and in connection therewith, sets forth below the following information and other information in the attached schedule(s) (each capitalized term used herein shall have the meaning specified therefor in the Standby Agreement):

               1. The Funding Date of this Working Capital Advance shall be
                  ________, 199_.

               2. The amount of this Working Capital Advance shall be
                  $_____________.

               The undersigned hereby certifies that each of the conditions precedent to a Working Capital Advance listed in Sections 2.01, 2.02 and 2.04 of the Standby Agreement are true and correct on the date hereof and shall be true and correct on the date of the Working Capital Advance requested herein, before and after giving effect thereto.

                                CMG FUNDING CORP.




                                By:
                                  ----------------------------------------------
                                Name:
                                Title:
                                Date: _____________, 199_


                                    CONTINENTAL MORTGAGE GROUP, L.C.

                                By:
                                  ----------------------------------------------
                                Name:
                                Title:
                                Date: _____________, 199_


ACKNOWLEDGED:

CONTITRADE SERVICES L.L.C.


By:
  -----------------------------
Name:
Title: Authorized Signatory
Date:


By:
  ----------------------------
Name:
Title: Authorized Signatory
Date:

                                                                       EXHIBIT F

                                STOCK OPTION PLAN

                                   Schedule I

                   PERMISSIBLE USES OF PROCEEDS FROM ADVANCES


               The proceeds from Advances drawn under the Standby Agreement shall be used (i) to support the working capital needs of the Borrower, (ii) to provide liquidity for the day-to-day business operations of the Borrower, including, without limitation, services, supplies, utilities and postal expenses, (iii) to provide financing for capital expenditures by the Borrower as set forth in the annual budget of the Borrower as approved from time to time by the Lender, or as otherwise permitted hereunder, and (iv) to provide for the fees, costs and expenses of Securitizations conducted pursuant to the Investment Banking Services Agreement.

                                                                  Execution Copy



                     STANDBY AND WORKING CAPITAL FINANCING AGREEMENT


                                      among


                           CONTITRADE SERVICES L.L.C.,
                                 as the Lender,

                                       and

                                CMG FUNDING CORP.

                                       and

                        CONTINENTAL MORTGAGE GROUP, L.C.

                                as the Borrower,

                                       and

                          CMG FUNDING SECURITIES CORP.
                              as the Residualholder

                          Dated as of December 17, 1996

                                TABLE OF CONTENTS

                                                                             Page

ARTICLE I.            DEFINITIONS.............................................  1

ARTICLE II.           STANDBY AND WORKING CAPITAL FACILITY.................... 12

        Section 2.01.  General Advance Requirements........................... 12
        Section 2.02.  Advance Conditions Precedent........................... 13
        Section 2.03.  Collateralized Advance Requirements.................... 14
        Section 2.04.  Working Capital Advance Requirements................... 14
        Section 2.05.  Interest Payments...................................... 15
        Section 2.06.  Collateralized Advance Principal Payments.............. 15
        Section 2.08.  Collateral............................................. 16
        Section 2.09.  Information............................................ 17
        Section 2.10.  Collateral Valuation................................... 18
        Section 2.11.  Application of Payments................................ 18

ARTICLE III.          REPRESENTATIONS AND WARRANTIES.......................... 19

        Section 3.01.  Representations and Warranties of the Borrower......... 19
        Section 3.02.  Representations and Warranties of the Residualholder... 22
        Section 3.03.  Representations and Warranties of the Lender........... 25

ARTICLE IV.           COVENANTS OF THE BORROWER............................... 26

        Section 4.01.  Affirmative Covenants of the Borrower.................. 26
        Section 4.02.  Negative Covenants of the Borrower..................... 31
        Section 4.03.  Affirmative Covenants of the Residualholder............ 35
        Section 4.04.  Negative Covenants of the Residualholder............... 35

ARTICLE V.            SECURITY AGREEMENT...................................... 37

        Section 5.01.  Grant of Security Interest............................. 37
        Section 5.02.  Security for the Borrower's Loans...................... 38
        Section 5.03.  Intention of Parties................................... 38

                                                                             Page

ARTICLE VI.           INDEMNIFICATION......................................... 38

        Section 6.01.  Indemnification by the Borrower........................ 38
        Section 6.02.  Indemnification by the Lender.......................... 39

ARTICLE VII.          EVENTS OF DEFAULT....................................... 40

        Section 7.01.  Occurrence of an Event of Default...................... 40
        Section 7.02.  Effect of an Event of Default.......................... 41

ARTICLE VIII.         GENERAL PROVISIONS...................................... 42

        Section 8.01.  Cooperation, Confidentiality, Etc...................... 42
        Section 8.02.  Waiver of Trial by Jury................................ 42
        Section 8.03.  Amendment; Waivers..................................... 42
        Section 8.04.  Taxes.................................................. 43
        Section 8.05.  Limited Liability...................................... 43
        Section 8.06.  Other Transactions..................................... 43
        Section 8.07.  Opinion of Counsel to the Borrower..................... 44
        Section 8.08.  Costs and Expenses..................................... 44

ARTICLE IX.           CONSTRUCTION............................................ 45

        Section 9.01.  Entire Agreement....................................... 45
        Section 9.02.  Severability Clause.................................... 45
        Section 9.03.  Counterparts........................................... 45
        Section 9.04.  Governing Law; Standby Agreement Constitutes Security
                       Agreement; Consent To Forum; Immunities................ 45
        Section 9.05.  No Agency; No Partnership; No Joint Venture............ 46
        Section 9.06.  Judicial Interpretation................................ 46
        Section 9.07.  Recitals............................................... 47
        Section 9.08.  Rules of Interpretation................................ 47
        Section 9.09.  Good Faith............................................. 47

ARTICLE X.            MISCELLANEOUS........................................... 48

        Section 10.01. Notices................................................ 48
        Section 10.02. Further Agreements..................................... 49
        Section 10.03. Third-Party Rights; Assignment......................... 49
        Section 10.04. Advice from Independent Counsel........................ 49
        Section 10.05. Summary Judgment....................................... 49
        Section 10.06. Reproduction of Documents.............................. 50
        Section 10.07. Right of Set-Off....................................... 50

                                    EXHIBITS

Exhibit A-1      -    Secured Note (Collateralized Advances)
Exhibit A-2      -    Secured Note (Working Capital Advances)
Exhibit B        -    Financing Value Schedule
Exhibit C        -    Form of Borrower's Counsel Opinion
Exhibit D        -    Securitizable Mortgage Loan Underwriting Guidelines
Exhibit E-1      -    Form of Collateralized Advance Request
Exhibit E-2      -    Form of Working Capital Advance Request

Exhibit F        -    Stock Option Plan

                                    SCHEDULES

Schedule I       -    Permissible Uses of Proceeds from Advances

                                                                  Execution Copy



                                 AMENDMENT 1 TO
                 STANDBY AND WORKING CAPITAL FINANCING AGREEMENT



               This Amendment 1, dated October 24, 1997 (the "Amendment"), to the Standby and Working Capital Financing Agreement (the "Standby Agreement"), dated December 17, 1996, among CMG Funding Corp., and Continental Mortgage Group, L.C. (now succeeded by CMG Funding Corp.), as Borrowers, ContiTrade Services L.L.C. as Lender, and CMG Funding Securities Corp. as Residualholder.

               WHEREAS, the parties hereto have entered into the Standby Agreement, as well as a series of other agreements designated as Significant Documents in the Standby Agreement; and

               WHEREAS, the parties hereto now wish to amend the certain provisions in the Standby Agreement.

               NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree, pursuant to section 10.02 of the Standby Agreement, to amend the Standby Agreement and restate certain provisions thereof as follows:

               1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Standby Agreement.

               2. Maximum Collateralized Advance Aggregate Amount. The definition of "Maximum Collateralized Advance Aggregate Amount" as set forth in
Article 1 of the Standby Agreement is replaced in its entirety with "'Maximum Collateralized Advance Aggregate Amount' means $0."

               3. Maximum Working Capital Advance Aggregate Amount. The definition of "Maximum Working Capital Advance Aggregate Amount" as set forth in
Article 1 of the Standby Agreement is replaced in its entirety with "Maximum Working Capital Advance Aggregate Amount" means $4,000,000.

               4. Section 2.04(c) of the Agreement. Section 2.04(c) of the Standby Agreement is hereby deleted in its entirety and replaced with "[RESERVED]".

               5. Exhibit A-1 of the Agreement. The Amounts twice specified as "$10,000,000" in the Form of the Secured Note appended to the Standby Agreement as Exhibit A-1, is hereby changed to "$0" in each instance.

               6. Secured Note Cancellation. The Secured Note in the form of Exhibit A-1, executed pursuant to Section 2.02(a) of the Standby Agreement is hereby cancelled.

               7. Exhibit A-2 of the Agreement. The Amount twice specified as "$2,000,000" in the Form of the Secured Note appended to the Standby Agreement as Exhibit A-2, is hereby changed to "$4,000,000", in each instance.

               8. Re-issuance of Secured Note. The Secured Note in the form of Exhibit A-2, executed pursuant to Section 2.02(a) of the Standby Agreement is hereby cancelled and replaced with an amended Secured Note in the amount of $ 4,000,000.

               9. Consequences of Failing to Terminate the Working Capital Facility. In the event that (a) the outstanding balance on the Secured Note with respect to the working capital facility under the Standby Agreement has not been paid down to a level of $2,000,000 or less by February 28, 1998, or (b) CMG Funding Corp. has not taken, by February 28, 1998, all actions to amend such working capital facility and the Standby Agreement so that the Maximum Working Capital Advance Aggregate Amount is thereafter no more than $2,000,000, John D. Fry, on behalf of CMG Funding Corp. agrees, pursuant to the Letter Agreement dated as of October 24, 1997, between John D. Fry as shareholder of CMG Funding Corp. and ContiTrade Services L.L.C., (the "New Letter Agreement") to transfer to ContiFinancial Corporation an amount of Class A Preferred Stock of CMG Funding Corp. representing 10% of the outstanding equity of CMG Funding Corp. on a fully diluted basis as consideration for the continued availability for use of such facility at the expanded capacity level by CMG Funding Corp., as well as the receipt by each of CMG Funding Corp. and John D. Fry of $ 1 from ContiTrade Services L.L.C. as additional consideration. The payment of the Class A Preferred Stock shall not reduce in any manner the obligation of CMG Funding Corp. to repay all its outstanding obligations under the related Secured Note.

               10. Consequences of Breaching the New Letter Agreement. In the event that John D. Fry fails to perform his obligation under the New Letter Agreement, CMG Funding Corp. hereby agrees that it shall issue such shares of Class A Preferred Stock as required by the New Letter Agreement, and such additional shares to put ContiFinancial Corporation in the same economic position it would have been in had John D. Fry honored his obligation under the New Letter Agreement.

               11. Termination upon REIT Election or Stock or Unit Issuance. In the event that CMG Funding Corp. proposes to (i) elect REIT status; (ii) issue any additional amounts of its stock by private placement; or (iii) issue Units consisting in part of such stock, on or prior to the earlier of such REIT election or issuance of such Stock or Units, CMG Funding Corp. shall have (a) paid off in full the outstanding balance of the Secured Note with respect to the working capital facility under the Standby Agreement, as well as paid all interest accrued theron, and (b) taken all action necessary to terminate such working capital facility and the Standby Agreement.

               12. Effectiveness. This Amendment, even after due execution by the parties hereto, will not become effective until each of Amendment 1 to the Purchase and Sale Agreement, the New Letter Agreement, Amendment 1 to the Registration Rights Agreement, dated October 24, 1997, and the amended Secured Note, pursuant to Paragraph 8 hereof, have also been duly executed and delivered by the parties thereto.

               13. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its rules regarding conflict of laws.

               IN WITNESS WHEREOF, the parties have executed this Amendment 1 to the Standby and Working Capital Financing Agreement as of the day and year first above written.


                                                   CMG Funding Corp.
                                                   As Borrower



                                                   By:
                                                      --------------------------
                                                      Name:  John D. Fry
                                                      Title:



                                                   ContiTrade Services, L.L.C.
                                                   As Lender



                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title:



                                                     By:
                                                      --------------------------
                                                       Name:
                                                       Title:




                                                   CMG Funding Securities Corp.
                                                   As Residualholder


                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title:

                                                                  Execution Copy



                                 AMENDMENT 2 TO
                 STANDBY AND WORKING CAPITAL FINANCING AGREEMENT



               This Amendment 2, dated as of November 18, 1997 (this "Amendment"), to the Standby and Working Capital Financing Agreement as amended (the "Standby Agreement"), dated as of December 17, 1996, among CMG Funding Corp., ("CMG") and Continental Mortgage Group, L.C. (now succeeded by CMG Funding Corp.), as Borrowers, ContiTrade Services L.L.C. ("CTS") as Lender, and CMG Funding Securities Corp. as Residualholder.

               WHEREAS, the parties hereto have entered into the Standby Agreement, as well as a series of other agreements designated as Significant Documents in the Standby Agreement;

               WHEREAS, the parties hereto have entered into Amendment 1 to the Standby Agreement dated as of October 24, 1997 ("Amendment 1"); and

               WHEREAS, the parties hereto now wish to further amend the certain provisions in the Standby Agreement.

               NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree, pursuant to section 10.02 of the Standby Agreement, to further amend the Standby Agreement and restate certain provisions thereof as follows:

               1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Standby Agreement.

               2. Amended Definition of "Working Capital Advance Termination Date" The definition of "Working Capital Advance Termination Date" in the Standby Agreement is hereby replaced in its entirety with the following:

               "Working Capital Advance Termination Date" means the earlier to occur of (a) the later to occur of (i) the first anniversary of the date of this Standby Agreement, or (ii) the second anniversary of the date of this Standby Agreement following the Lender's most recent notice of renewal of the working capital component of this Standby Agreement pursuant to Section 2.12 hereof, if any, or (b) August 1, 1998.'

               3. Amended Definition of "Interest Rate" The definition of "Interest Rate" in the Standby Agreement is hereby replaced in its entirety with the following:

               "Interest Rate" means (a) with respect to any Collateralized Advance and any Accrual Period, LIBOR on the related LIBOR Reset Date plus 5.00%; and (b) with respect to any Working Capital Advance and any Accrual Period, (i) prior to

March 1, 1998, LIBOR on the related LIBOR Reset Date plus 4.50%; and (ii) on or after March 1, 1998, LIBOR on the related LIBOR Reset Date plus 8.50%.'

               4. Amendment to Section 9 of Amendment 1. The parties hereto agree that Section 9 of Amendment 1 is hereby revoked in its entirety and shall be without any force or effect whatsoever.

               5. Amendment to Section 10 of Amendment 1. The parties hereto agree that Section 10 of Amendment 1 is hereby revoked in its entirety and shall be without any force or effect whatsoever.

               6. Effectiveness. This Agreement, even after due execution by the parties hereto, will not become effective until (i) each of the Conversion Letter Agreement dated as of November 18, 1997 by and between CTS and CMG (the "Conversion Letter Agreement"), the Termination Letter dated as of November 18, 1997, by and between CTS and John Fry as Shareholder of CMG, Amendment 2 to the Registration Rights Agreement dated as of November 18, 1997, by and between CMG and CTS, Amendment 1 to the Investment Banking Services Agreement dated November 18, 1997 by and among CTS, CMG and ContiFinancial Services Corporation, and Warrant No. 1 issued by CMG to CTS and dated as of November 18, 1997, have each also been duly executed and delivered by the parties thereto, and (ii) the 546,883 shares of Common Stock have been conveyed to CTS pursuant to Paragraph 2 of the Conversion Letter Agreement.

               7. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its rules regarding conflict of laws.

               IN WITNESS WHEREOF, the parties have executed this Amendment 1 to the Standby and Working Capital Financing Agreement as of the day and year first above written.


                                                   CMG Funding Corp.
                                                   As Borrower



                                                   By:
                                                      --------------------------
                                                      Name:  John D. Fry
                                                      Title:



                                                   ContiTrade Services, L.L.C.
                                                   As Lender



                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title:



                                                     By:
                                                      --------------------------
                                                       Name:
                                                       Title:




                                                   CMG Funding Securities Corp.
                                                   As Residualholder


                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title:

                                 AMENDMENT 3 TO

                 STANDBY AND WORKING CAPITAL FINANCING AGREEMENT


               This Amendment 3, dated as of December 31, 1997 (this "Amendment"), to the Standby and Working Capital Financing Agreement as amended (the "Standby Agreement"), dated as of December 17, 1996, among CMG Funding Corp., ("CMG") and Continental Mortgage Group, L.C. (now succeeded by CMG Funding Corp.), as Borrowers, ContiTrade Services L.L.C. ("CTS") as Lender, and CMG Funding Securities Corp. as Residualholder.

               WHEREAS, the parties hereto have entered into the Standby Agreement, as well as a series of other agreements designated as Significant Documents in the Standby Agreement;

               WHEREAS, the parties hereto have entered into Amendment 1 to the Standby Agreement dated as of October 24, 1997 ("Amendment 1") and Amendment 2 to the Standby Agreement dated as of November 18, 1997 ("Amendment 2"); and

               WHEREAS, the parties hereto now wish to further amend the certain provisions in the Standby Agreement.

               NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree, pursuant to section 10.02 of the Standby Agreement, to further amend the Standby Agreement and restate certain provisions thereof as follows:

               1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Standby Agreement.

               2. Amended Definition of "Working Capital Advance Termination Date" The definition of "Working Capital Advance Termination Date" in the Standby Agreement is hereby replaced in its entirety with the following:

               "Working Capital Advance Termination Date" means January 1, 1999.

               3. Maximum Working Capital Advance Aggregate Amount. The definition of "Maximum Working Capital Advance Aggregate Amount" as set forth in Article 1 of the Standby Agreement is replaced in its entirety with "Maximum Working Capital Advance Aggregate Amount" means $2,000,000.

               4. There is hereby added to Article II of the Standby Agreement a new Section, Section 2.11, "Conversion Privilege", to read in its entirety as follows:

               Section 2.11. Conversion Privilege. The Lender with respect to the Working Capital Loan, or any portion thereof, shall have the following Conversion Privileges hereunder:

               (a) Each $4.87115 of the Working Capital Loan shall be convertible to one (1) share of Class A Preferred Stock at the option of the Lender, at any time after the related Funding Date at the principal office of the Borrower (or such other office or agency of the Borrower as the Borrower may designate), in effect on the date notice of such request is received by the Borrower. It is the intention of the parties, that as of the Closing Date (without giving effect to any common stock issuances pursuant to clauses (iv) or (vi) of the definition of "Change of Control") upon the full exercise of the Conversion Privilege with respect to the Working Capital Loan that the Lender would thereupon possess 10% of the combined voting rights of all the issued and outstanding shares of Capital Stock of the Borrower (on a fully diluted basis) solely with respect to the conversion of the Working Capital Loan.

               (b) In the event that the Borrower at any time or from time to time after the Lender exercises its Conversion Privilege hereunder but prior to the issuance of the related Preferred Stock shall declare or pay, without consideration, any dividend on the Capital Stock payable in Capital Stock or in any right to acquire Capital Stock for nominal consideration, or shall effect a subdivision of the outstanding shares of Capital Stock into a greater number of shares of Capital Stock (by stock split, reclassification or otherwise than by payment of a dividend in Capital Stock or in any right to acquire Capital Stock), or in the event the outstanding shares of Capital Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Capital Stock, then the Borrower shall pay to the Lender a dividend payable in such Capital Stock in an amount of shares equal to the additional number of shares of such Capital Stock necessary to restore the percentage ownership interest of the Lender by virtue of the conversion of the Loan, or any portion thereof, to that upon exercise of such rights to acquire Preferred Stock.

               (c) If the Preferred Stock issuable upon conversion of the Working Capital Loan, or any portion thereof, shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 2.11(b) above) or a merger, consolidation or other corporate reorganization which shall not be in connection with a plan of liquidation, dissolution or winding up of the Borrower then the Working Capital Loan, or any portion thereof, shall be convertible into, in lieu of the number of shares of Preferred Stock which the Lender would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Preferred Stock that would have been subject to receipt by the Lender upon conversion of the Working Capital Loan, or any portion thereof, immediately before that change.

               (d) The Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Preferred Stock on conversion of the Working Capital Loan, or any portion thereof, pursuant hereto.

               (e) The Borrower shall at all times reserve and keep out of its authorized but unissued shares of Preferred Stock, solely for the purpose of effecting the conversion of the Working Capital Loan, such number of its shares of Preferred Stock as shall from time to time be sufficient to effect the conversion of up to $2,000,000 of the Working Capital Loan; and if at any time the number of authorized but unissued shares of Preferred Stock shall not be sufficient to effect such conversion, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of shares of its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in all reasonable efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

               (f) No fractional shares shall be issued upon the conversion of the Working Capital Loan, or any portion thereof.

               (g) In the event that:

                      (i) the Borrower shall propose at any time:

                        (A) to declare any dividend or distribution upon its Capital Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (B) to offer for subscription pro rata to the holders of any class or series of its Capital Stock any additional shares of Capital Stock of any class or series or other rights;

                        (C) to effect any reclassification or recapitalization of its Capital Stock outstanding involving a change in the Capital Stock; or

                        (D) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property, assets or business, or to liquidate, dissolve or wind up;

        then,

                      (ii) in connection with such event, the Borrower shall send to the Lender:

                        (A) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Capital Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clause (i)(C) or (D) above; and

                        (B) in the case of the matters referred to in (C) and
(D) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities, cash or other property deliverable upon the occurrence of such event or such earlier date, if any, on which a record shall be taken of the holders of Capital Stock who shall be entitled to exchange their Capital Stock); and

                 (iii) if, prior to the date on which the Borrower receives the proceeds of the REIT Issuance (as defined in Amendment 2 to The Investment Banking Services Agreement) the Borrower proposes to issue Capital Stock, and such issuance would not give rise to the Lender's anti-dilution rights under
Section 2.11 (b) or (c), then with respect to such issuance the Lender shall have a right of first refusal for a period, commencing with the Lender's receipt of written notice from the Borrower of such issuance, and continuing for fifteen days thereafter, to purchase such Capital Stock, on the same terms and at the same purchase price paid, or to be paid, by the other purchasers, so as to maintain the Lender's interest as described in the last sentence of Section 2.11(a) hereof.

               (h) Upon 60 days prior written notice to the Lender of a proposed assignment, the rights of the Lender set forth in this Section 2.11 are freely assignable by the Lender and its assigns and will travel with the Working Capital Loan and the related Preferred Stock, respectively.

               (i) The Borrower shall pay to the Lender any accrued and unpaid interest on the Working Capital Loan through the date of conversion upon the exercise of the Conversion Privileges.

             5. Exhibit A-2 of the Agreement. The Amount twice specified as $4,000,000" in the Form of the Secured Note appended to the Standby Agreement as Exhibit A-2, as amended, is hereby changed to $2,000,000", in each instance.

             6. Re-issuance of Secured Note. The Secured Note in the form of Exhibit A-2, executed pursuant to Section 2.02(a) of the Standby Agreement is hereby cancelled and replaced with an amended Secured Note in the amount of $2,000,000.

             7. Effectiveness. This Agreement, even after due execution by the parties hereto, will not become effective until (i) each of the Conversion Letter Agreement No. 2 dated as of December 31, 1997 by and between CTS and CMG (the "Conversion Letter Agreement No. 2"), Amendment 3 to the Registration Rights Agreement dated as of December 31, 1997, by and between CMG and CTS, Amendment 2 to the Investment Banking Services Agreement dated December 31, 1997 by and among CTS, CMG and ContiFinancial Services Corporation, Amendment 2 to the Purchase and Sale Agreement dated as of December 31, 1997, among CMG and CTS, Warrant No. 2 issued by CMG to CTS and dated as of December 31, 1997 has been exchanged for Warrant No. 1 held by CTS, and Warrant No. 3 issued by CMG to CFC, as designee of CTS, and dated as of December 31, 1997, have each also been duly executed and delivered by the parties thereto, and (ii) the 410,581 shares of Class A Preferred Stock shares have been conveyed to CTS pursuant to Paragraph 2 of the Conversion Letter Agreement No. 2.

             8. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its rules regarding conflict of laws.

               IN WITNESS WHEREOF, the parties have executed this Amendment 3 to the Standby and Working Capital Financing Agreement as of the day and year first above written.


                                            CMG Funding Corp.
                                            As Borrower


                                            By:
                                                --------------------------------
                                                Name:  John D. Fry
                                                Title:



                                             ContiTrade Services, L.L.C.
                                             As Lender



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             CMG Funding Securities Corp.
                                             As Residualholder



                                            By:
                                                --------------------------------
                                                Name:
                                                Title: